As filed with the Securities and Exchange Commission on May 16, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________________

Jazz Technologies, Inc.	Delaware	20-3320580
Jazz Semiconductor, Inc.	Delaware	75-3005127
Newport Fab, LLC	Delaware	02-0541231
Jazz/Hua Hong, LLC	Delaware	59-378520
Jazz IT Holding, LLC	Delaware	38-3675804
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Jazz Technologies, Inc.
4321 Jamboree Road
Newport Beach, California 92660
(949) 435-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gilbert F. Amelio, Ph.D.
Chairman and Chief Executive Officer
4321 Jamboree Road
Newport Beach, California 92660
(949) 435-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Kenneth L. Guernsey
Gian-Michele a Marca
Cooley Godward Kronish LLP
101 California Street, 5th Floor
San Francisco, CA 94111-5800
(415) 693-2000
(415) 693-2222 — Facsimile
__________________________________________

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
8% Convertible Senior Notes due 2011(3)	$166,750,000	100%	$166,750,000	$5,119.23
Subsidiary guarantees of 8% Convertible Senior Notes due 2011	—(4)	—(4)	—(4)	—(4)
Common Stock, $0.0001 par value(5)	22,749,036 shares(3)	—(6)	—(6)	—(6)

(1)
This registration statement shall cover any additional shares of registrant’s common stock which become issuable by reason of any stock dividend, stock split or any other similar transaction effected without the receipt of consideration that results in an increase in the number of shares of registrant’s outstanding common stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(i) of the Securities Act.
(3)
The shares of Common Stock registered hereunder are issuable upon conversion of the Notes at the rate of 136.426 shares of Common Stock per $1,000 principal amount of the Notes. Pursuant to Rule 416 under the Securities Act, such number of shares of Common Stock registered hereby shall include an indeterminate number of shares of Common Stock that may be issued as a result of the antidilution provisions of the Notes.

(4)	Pursuant to Rule 457(n), no fee is payable with respect to the subsidiary guarantees.
(5)	There is being registered hereunder, in connection with the resale by selling securityholders, 22,749,036 shares of Common Stock issuable upon conversion of the Notes.
(6)
Pursuant to Rule 457(i), there is no additional filing fee with respect to the shares of Common Stock issuable upon conversion of the Notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, Dated May 16, 2007

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
$166,750,000

Jazz Technologies, Inc.

8% Convertible Senior Notes due 2011
Guaranteed by Jazz Semiconductor, Inc., Newport Fab, LLC, Jazz/Hua Hong, LLC and Jazz IT Holding, LLC
and Shares of Common Stock Issuable upon Conversion of the Notes

__________________________________________

Jazz Technologies, Inc., formerly known as Acquicor Technology Inc., issued the notes in a private placement in December 2006. This prospectus will be used by selling securityholders to resell their notes and the shares of common stock issuable upon conversion of their notes. We will not receive any proceeds from this offering.

We will pay interest on the notes on June 30 and December 31 of each year, commencing on June 30, 2007. We may redeem the notes on or after December 31, 2009 at the prices set forth in this prospectus.

At any time prior to the maturity date, unless we have previously redeemed or repurchased the notes, you will have the option to convert your notes into shares of our common stock at an initial conversion rate of 136.426 shares of common stock per $1,000 principal amount, subject to adjustment in certain circumstances, which is equivalent to an initial conversion price of approximately $7.33 per share.

The notes are our senior unsecured obligations, equal in right of payment with the rights of creditors under our existing and future unsecured unsubordinated obligations and junior in right of payment to the rights of our existing and future secured creditors to the extent of the value of the collateral securing our obligations to those creditors. All of our existing domestic subsidiaries have unconditionally guaranteed, and all of our future domestic subsidiaries will unconditionally guarantee, on a joint and several basis our obligations under the notes. Each of those guarantees is, or will be, a senior unsecured obligation of the guaranteeing subsidiary, equal in right of payment with the rights of creditors under its other existing and future unsecured unsubordinated obligations and junior in right of payment to the rights of its existing and future secured creditors to the extent of the value of the collateral securing its obligations to such creditors.

Upon the occurrence of a fundamental change, holders of the notes may require us to repurchase some or all of their notes for cash.

Our common stock is listed on the American Stock Exchange under the symbol JAZ. The last reported sale price of our common stock on May 15, 2007 was $3.27 per share.

Investing in the notes and the common stock issuable upon conversion of the notes involves risks. See “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

__________________________________________

The date of this prospectus is     , 2007

1.

TABLE OF CONTENTS
Page

ABOUT THIS PROSPECTUS	2
FORWARD-LOOKING STATEMENTS	3
JAZZ TECHNOLOGIES, INC.	4
THE OFFERING	5
RATIO OF EARNINGS TO FIXED CHARGES	8
RISK FACTORS	9
PROCEEDS FROM THE OFFERING	31
DETERMINATION OF OFFERING PRICE	31
DESCRIPTION OF THE NOTES	31
SELLING SECURITYHOLDERS	48
PLAN OF DISTRIBUTION	54
LEGAL MATTERS	56
EXPERTS	56
WHERE YOU CAN FIND MORE INFORMATION	56
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	57

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, the selling securityholders may sell, from time to time, the 8% Convertible Senior Notes due 2011, which we refer to as the notes, as well as the shares of common stock issuable upon conversion of the notes.

You should rely only on the information provided in or incorporated by reference in this prospectus, the registration statement, a prospectus supplement or an amendment to the registration statement. We have not authorized anyone to provide you with information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. The selling securityholders are offering to sell, and seeking offers to buy, only the notes and shares of common stock covered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of securities.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision. All references to “we,” “us,” “our,” “Jazz,” the “Company” and words of similar import refer to Jazz Technologies, Inc. and, except where the context otherwise requires, our consolidated subsidiary, Jazz Semiconductor, Inc., “Jazz Technologies” refers solely to Jazz Technologies, Inc. and not Jazz Semiconductor, Inc., and “Jazz Semiconductor” refers solely to Jazz Semiconductor, Inc.

2.

FORWARD-LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed or incorporated by reference in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:

•	the amount of cash on hand available to us;

•	our business strategy;

•	outcomes of government reviews, inquiries, investigations and related litigation;

•	continued compliance with government regulations;

•	legislation or regulatory environments, requirements or changes adversely affecting the business in which we are engaged;

•	fluctuations in customer demand;

•	management of rapid growth; and

•	general economic conditions.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

All forward-looking statements included or incorporated herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

You should be aware that the occurrence of the events described in the “Risk Factors” portion of this prospectus, the documents incorporated herein and our other SEC filings could have a material adverse effect on our business, prospects, financial condition or operating results.

3.

JAZZ TECHNOLOGIES, INC.

This summary contains basic information about us, the notes and our common stock. Because it is a summary, it is not complete and it does not contain all of the information that you should consider before investing. You should read this entire prospectus carefully, including the information incorporated by reference herein, especially the risks of investing in the notes and our common stock described under the caption entitled “Risk Factors” and our financial statements and the related notes incorporated in this prospectus by reference, before making an investment decision.

We were organized as a Delaware blank check company in August 2005 by Gilbert F. Amelio, Ph.D., Ellen M. Hancock and Steve Wozniak for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more domestic and/or foreign operating businesses in the technology, multimedia and networking sectors. On March 17, 2006 we completed an initial public offering of our securities.

On September 26, 2006, we and our wholly owned subsidiary, Joy Acquisition Corp., entered into an Agreement and Plan of Merger with Jazz Semiconductor, Inc. (“Jazz Semiconductor”) and TC Group, L.L.C., as Jazz Semiconductor’s stockholders’ representative (the “Stockholders’ Representative”). Jazz Semiconductor is an independent semiconductor foundry focused on specialty process technologies for the manufacture of analog and mixed-signal semiconductor devices.

On February 15, 2007, our stockholders voted to approve the acquisition of Jazz Semiconductor. Holders of 5,668,116 shares issued in our initial public offering elected to convert their shares into cash.

On February 16, 2007, we completed the acquisition of Jazz Semiconductor in a stock purchase of all outstanding shares of Jazz for $262.4 million in cash. The purchase price is subject to adjustment based on the closing working capital amount as defined in the merger agreement, which is calculated based on the final closing balance sheet as of February 16, 2007, that is to be prepared within 90 days following the merger. Also, we may become obligated to pay additional amounts to former stockholders of Jazz Semiconductor if Jazz Semiconductor realizes proceeds in excess of $10 million from its investment in Shanghai Hua Hong NEC Electronics Co., Ltd. from certain specified events.

A summary of our business and operations, including the business and operations of Jazz Semiconductor, is included in our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated herein by reference.

Our executive offices are located at 4321 Jamboree Road, Newport Beach, California 92660 and our telephone number is (949) 435-8000.

4.

THE OFFERING

This prospectus and the registration statement, of which this prospectus is a part, are being filed with the SEC to satisfy our obligations to the purchasers of the notes. The prospectus and registration statement cover:

•	The resale by selling securityholders of the notes; and

•	The resale by selling securityholders of the shares of common stock issuable upon conversion of the notes.

Investing in our securities involves risks. You should carefully consider the information under “Risk Factors” beginning on page 9 and the other information included in this prospectus before investing in our securities.

Use of Proceeds

This prospectus will be used by selling securityholders to resell their notes and the shares of common stock issuable upon conversion of their notes. We will not receive any proceeds from this offering.

THE NOTES

The following is a brief summary of certain terms of the notes. For a more complete description of the terms of the notes, see the section titled “Description of the Notes” in this prospectus.

Issuer	Jazz Technologies, Inc.

Securities Offered	$166.75 million aggregate principal amount of 8% convertible senior notes due 2011.

Maturity	December 31, 2011.

Interest
Interest on the notes is payable at a rate of 8% per annum. We will pay interest twice a year, on each June 30 and December 31 beginning on June 30, 2007, until the principal is paid or made available for payment or the notes have been converted, redeemed or repurchased.

Conversion
You have the option to convert your notes into shares of our common stock at an initial conversion rate of 136.426 shares of common stock per $1,000 principal amount, which is equivalent to an initial conversion price of approximately $7.33 per share. See “Description of the Notes—Conversion Rights.”

Upon conversion, we have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of our common stock to satisfy our conversion obligation, in each case calculated as described under “Description of the Notes—Conversion Rights—Payment Upon Conversion.” At any time on or prior to the maturity date, we may irrevocably elect to deliver cash up to the aggregate principal amount of notes to be converted, and shares of our common stock in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal amount of the notes being converted. See “Description of the Notes—Conversion Rights—Payment Upon Conversion.” Upon any conversion, subject to certain exceptions, you will not receive any cash payment representing accrued and unpaid interest. See “Description of the Notes—Conversion Rights.”

You may convert the notes at any time before the close of business on the maturity date, unless we have previously redeemed or repurchased our notes; provided, however, that if a note is called for redemption, you will be entitled to convert the note at any time before the close of business on the date immediately preceding the date fixed for redemption. See “Description of the Notes—Conversion Rights.”

5.

Optional Redemption
On or after December 31, 2009, we may redeem some or all of the notes for cash at any time at a redemption price equal to par plus accrued and unpaid interest plus a redemption premium equal to 2% in year 4 and 0% in year 5. See “Description of the Notes—Optional Redemption.”

Ranking	The notes are our senior unsecured obligations and are:

•	equal in right of payment with the rights of creditors under our other existing and future unsecured unsubordinated obligations;

•	junior in right of payment to the rights of our existing and future secured creditors to the extent of the value of the collateral securing our obligations to such creditors;

•	senior in right of payment to the rights of creditors under obligations expressly subordinated to the notes;

•
structurally subordinated to secured and unsecured creditors of our subsidiaries, except in the case of each of our domestic subsidiaries, to the extent that the subsidiary guarantee delivered by such subsidiary is considered enforceable against that subsidiary.

All of our existing domestic subsidiaries have unconditionally guaranteed, and all of our future domestic subsidiaries will unconditionally guarantee, on a joint and several basis our obligations under the notes. Each of those guarantees is, or will be, senior unsecured obligations of the guaranteeing subsidiary, equal in right of payment with the rights of creditors under its other existing and future unsecured unsubordinated obligations and junior in right of payment to the rights of its existing and future secured creditors to the extent of the value of the collateral securing its obligations to such creditors. As of March 30, 2007, we have less than $ 1 million senior debt outstanding on a consolidated basis other than the notes. The notes and the indenture do not restrict us or our subsidiaries from incurring indebtedness or other obligations, including senior secured indebtedness or other secured obligations, in the future, nor do they limit the amount of indebtedness or other obligations that are equal in right of payment. See “Description of the Notes—Ranking.”

Global Note Book Entry System
The notes were issued only in fully registered book-entry form without interest coupons and in minimum denominations of $1,000. The notes are evidenced by one or more global notes deposited with the trustee for the notes, as custodian for The Depository Trust Company (DTC). Beneficial interests in the global notes will be shown on, and transfers of those beneficial interests can only be made through, records maintained by DTC and its participants.

6.

Fundamental Change Permits Holders
to Require Us to Repurchase Notes
Upon a fundamental change as defined below under the section entitled “Description of Notes - Fundamental Change Permits Holders to Require Us to Repurchase Notes,” you have the right, subject to various conditions and restrictions, to require us to repurchase your notes, in whole or in part, at par plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.”

Make Whole Premium Upon
a Fundamental Change
If a fundamental change occurs prior to December 31, 2009, we will pay, to the extent described in this prospectus, a make whole premium on notes converted in connection with the fundamental change by issuing additional shares of common stock upon conversion of the notes.

Events of Default	The following are events of default under the indenture for the notes:

•	we fail to pay the principal of or any premium on the notes when due;

•	we fail to pay any interest on the notes when due and that default continues for 30 days;

•	we fail to give the notice that we are required to give if there is a fundamental change;

•	we fail to convert the notes upon conversion and such failure continues for a period of five business days or more;

•
we fail to perform any other covenant in the indenture and that failure continues for 60 days after written notice to us by the trustee or the holders of at least 25% in aggregate principal amount of outstanding notes;

•
we fail to pay when due any indebtedness for money borrowed by us or any of our domestic subsidiaries in excess of $5.0 million and such failure continues for 30 days or more following the end of any applicable grace period, or, if such indebtedness has been accelerated and such acceleration is not annulled within 30 days after written notice to us by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes; and

•	certain events of bankruptcy, insolvency or reorganization with respect to us or our significant subsidiaries specified in the indenture.

COMMON STOCK

This prospectus covers, and the registration statement of which it is a part registers, the resale by the selling securityholders of 22,749,036 shares of Jazz’s common stock.

7.

The number of shares to be issued upon the exchange of the notes is subject to specified anti-dilution provisions set forth in the indenture relating to the notes. As of May 15, 2007, Jazz had 23,957,457 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per shares on all matters submitted to a vote of the stockholders. Our common stock is listed on the American Stock Exchange under the symbol “JAZ.”

Risk Factors

Investing in the notes and the common stock issuable upon conversion of the notes involves risks. You should carefully consider the information under “Risk Factors” beginning on page 9 and the other information included in this prospectus or incorporated by reference in this prospectus before investing in the notes.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the period indicated are set forth in the following table:

	August 12, 2005 (date of inception) through December 31, 2005	Year Ended December 31, 2006
Ratio of earnings to fixed charges (1)(2)	NM	8.76

(1) The ratio of earnings to fixed charges is computed by dividing net income (loss) before income taxes plus fixed charges by fixed charges. Fixed charges consist of interest expense (including interest expense from the senior convertible notes and the unsecured promissory note issued to a stockholder, Acquicor Management LLC). Earnings were insufficient to cover fixed charges of $3.7 million by $15.3 million for the three months ended March 30 , 2007.

(2) NM—Not meaningful.

8.

RISK FACTORS
Before you buy the notes, you should know that making such an investment involves significant risks, including the risks described below. You should carefully consider the factors described below in addition to the remainder of this prospectus and the information incorporated by reference before purchasing the notes. The risks that we have highlighted here are not the only ones that we face. For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. If any of the risks actually occur, our business, financial condition or results of operations could be negatively affected.

As used in this section, “we,” “us,” “our,” “Jazz,” the “Company” and words of similar import refer to Jazz Technologies, Inc. and, except where the context otherwise requires, our consolidated subsidiary, Jazz Semiconductor, Inc., “Jazz Technologies” refers solely to Jazz Technologies, Inc. and not Jazz Semiconductor, Inc., and “Jazz Semiconductor” refers solely to Jazz Semiconductor, Inc.

Risks Related to Our Business and Industry

We currently depend on Jazz Semiconductor’s spin-off customers, Conexant Systems, Inc. and Skyworks Solutions, Inc., for a significant majority of our revenues. A reduction in business from either one of these customers would adversely affect our revenues and could seriously harm our business.

For 2005, 2006 and the first quarter of 2007, Conexant Systems, Inc. and Skyworks Solutions, Inc., an entity that resulted from the spin-off of Conexant’s wireless division and subsequent merger with Alpha Industries, Inc., Jazz Semiconductor’s spin-off customers, together accounted for 60.5%, 38.9% and 37.8% of Jazz Semiconductor’s revenues, respectively (which includes the effect of a charge against revenue from Conexant of $17.5 million during the second quarter of 2006 associated with the termination of the Conexant wafer supply agreement described further below). We expect that we will continue to be dependent upon these spin-off customers for a significant portion of our revenues for the foreseeable future. Jazz Semiconductor entered into wafer supply agreements with Conexant and Skyworks; however, the minimum purchase requirements under those agreements terminated in March 2005. Jazz Semiconductor and Conexant agreed to terminate Conexant’s wafer supply agreement as of June 26, 2006. The initial term of the Skyworks wafer supply agreement expired in March 2007. We expect that as Conexant and Skyworks transition from their current designs to next generation designs, particularly with respect to designs based on standard process technologies, their business with us will decline significantly unless we capture a significant portion of their new designs based on specialty process technologies. Jazz Semiconductor has licensed back to Conexant certain patent and intellectual property rights to make Conexant products. Conexant may use this license to have its products produced for it by third party manufacturers, rather than us. Jazz Semiconductor’s revenues from each of Conexant and Skyworks declined in 2006 and we expect that they will continue to decline over the long term. In connection with the termination of the Conexant wafer supply agreement, Jazz Semiconductor agreed to issue 7,583,501 shares of its common stock to Conexant and to forgive $1.2 million owed to Jazz Semiconductor by Conexant for reimbursement of property taxes previously paid by Jazz Semiconductor. In addition, Jazz Semiconductor agreed, under certain circumstances to issue additional shares of its common stock so that the aggregate value of the common stock received by Conexant equaled $16.3 million. This wafer supply termination agreement was subsequently amended in connection with the execution of the merger agreement relating to the acquisition of Jazz Semiconductor to provide for the repurchase of such shares immediately prior to the completion of the merger and the termination of the obligation to issue additional shares for an aggregate consideration of $16.3 million in cash. Loss or cancellation of business from, significant changes in deliveries to, or decreases in the prices of services sold to, either one of these customers has, in the past, significantly reduced Jazz Semiconductor’s revenues for a reporting period and could, in the future, harm our margins, financial condition and business.

We may not be successful in continuing to add new customers or in securing significant volume from new and existing customers.

In order to be successful under our business plan, we need to continue to add new customers whose products use our specialty process technologies and to generate significant revenues from those customers. We cannot assure you that we will be able to attract new customers or generate significant revenues from existing or new customers in the future. The sales cycle for our services is long and requires us to invest significant resources as we work with each potential customer, without assurance of sales to that potential customer. Currently none of our significant customers has an obligation to purchase a minimum number of wafers from us.

9.

When a new or existing customer decides to design a specific semiconductor using one of our processes, we define this as a design win. The period between design win and volume production for a successful product design often takes between eight and 26 months. Due in part to the length of this process, we cannot assure you that a given design will actually be implemented in our customer’s product and result in commercial orders or generate any revenues. The customer may decide to put on hold or abandon a product incorporating a design win for one or a combination of reasons such as lack of market demand, budgetary or resource constraints, and development of a superior, competitive product. If we are not successful in adding new customers who use our specialty process technologies, do not secure new design wins with new or existing customers, or do not convert design wins with new and existing customers into revenue generating products, our revenues and results of operations will be harmed.

Our business plan is premised on the increasing use of outsourced foundry services by both fabless semiconductor companies and integrated device manufacturers for the production of semiconductors using specialty process technologies. Our business will not be successful if this trend does not continue to develop in the manner we expect.

We operate as an independent semiconductor foundry focused primarily on specialty process technologies. Our business model assumes that demand for these processes within the semiconductor industry will grow and will follow the broader trend towards outsourcing foundry operations. Although the use of foundries is established and growing for standard complementary metal oxide semiconductor processes, the use of outsourced foundry services for specialty process technologies is less common and may never develop into a significant part of the semiconductor industry. If fabless companies and vertically integrated device manufacturers opt not to, or determine that they cannot, reduce their costs or allocate resources and capital more efficiently by accessing independent specialty foundry capacity, the manufacture of specialty process technologies may not follow the trend of standard complementary metal oxide semiconductor processes. If the broader trend to outsourced foundry services does not prove applicable to the specialty process technologies we intend to target, our business and results of operations will be harmed.

If we cannot compete successfully in the highly competitive foundry segment of the semiconductor industry, our business will suffer.

We compete internationally and domestically with dedicated foundry service providers such as Taiwan Semiconductor Manufacturing Company, United Microelectronics Corporation, Semiconductor Manufacturing International Corporation and Chartered Semiconductor Manufacturing Ltd., which, in addition to providing leading edge complementary metal oxide semiconductor process technologies, also have capacity for some specialty process technologies. We also compete with integrated device manufacturers that have internal semiconductor manufacturing capacity or foundry operations, such as IBM. In addition, several new dedicated foundries have commenced operations and may compete directly with us. Many of our competitors have higher capacity, longer operating history, longer or more established relationships with their customers, superior research and development capability and greater financial and marketing resources than us. As a result, these companies may be able to compete more aggressively over a longer period of time than us.

IBM competes in both the standard complementary metal oxide semiconductor segment and in specialty process technologies. In addition, there are a number of smaller participants in the specialty process arena. Taiwan Semiconductor Manufacturing Company publicly announced in 2001 that it planned to use the 0.18 micron or greater silicon germanium bipolar complementary metal oxide semiconductor process technologies that it licensed from Conexant at that time to accelerate its own foundry processes for the networking and wireless communications markets. In the event Taiwan Semiconductor Manufacturing Company or other dedicated foundries determine to focus their business on these processes, they will compete directly with us in the specialty process market, and such competition could harm our business.

As our competitors continue to increase their manufacturing capacity, there could be an increase in specialty semiconductor capacity during the next several years. As specialty capacity increases there may be more competition and pricing pressure on our services, and underutilization of our capacity may result. Any significant increase in competition or pricing pressure may erode our profit margins, weaken our earnings or increase our losses.

10.

In addition, some semiconductor companies have advanced their complementary metal oxide semiconductor designs to 90 nanometer or smaller geometries. These smaller geometries may provide the customer with performance and integration features that may be comparable to, or exceed, features offered by our specialty process technologies, and may be more cost-effective at higher production volumes for certain applications, such as when a large amount of digital content is required in a mixed-signal semiconductor and less analog content is required. Our specialty processes will therefore compete with these processes for customers and some of our potential and existing customers could elect to design these advanced complementary metal oxide semiconductor processes into their next generation products. We are not currently capable of internally manufacturing at 90 nanometer or smaller geometries and are currently dependent on third parties to meet our customers’ demands for these smaller geometries. If our potential or existing customers choose to design their products using these advanced complementary metal oxide semiconductor processes, our business may suffer.

Our ability to compete successfully may depend to some extent upon factors outside of our control, including general industry and economic trends, import and export controls, exchange controls, exchange rate fluctuations, interest rate fluctuations and political developments. If we cannot compete successfully in our industry, our business and results of operations will be harmed.

We have incurred a significant amount of debt, which may limit our ability to fund general corporate requirements and obtain additional financing, limit our flexibility in responding to business opportunities and competitive developments and increase our vulnerability to adverse economic and industry conditions.

We have incurred a substantial amount of indebtedness to finance the acquisition of Jazz Semiconductor, related transaction costs and deferred underwriting fees and fund our operations going forward. In December 2006, we issued $166.8 million aggregate principal amount of convertible senior notes in private placements. In addition, we have entered into an agreement with Wachovia Capital Finance Corporation with respect to a three-year senior secured revolving credit facility in an amount of up to $65 million, although as of March 30, 2007, we have incurred less than $1 million of debt under the senior secured credit facility. As a result of the substantial fixed costs associated with the convertible senior notes and the potential for additional substantial fixed costs in the event we incur significant debt under the Wachovia credit facility, we expect that:

•	a decrease in revenues will result in a disproportionately greater percentage decrease in earnings;

•	we may not have sufficient liquidity to fund all of these fixed costs if our revenues decline or costs increase;

•	we may have to use our working capital to fund these fixed costs instead of funding general corporate requirements, including capital expenditures; and

•	we may not have sufficient liquidity to respond to business opportunities, competitive developments and adverse economic conditions.

These debt obligations may also impair our ability to obtain additional financing, if needed. Our indebtedness under the senior secured revolving credit facility is secured by substantially all of our assets, leaving us with limited collateral for additional financing. Moreover, the terms of our indebtedness under the senior secured revolving credit facility restrict our ability to take certain actions, including the incurrence of additional indebtedness, mergers and acquisitions, investments and asset sales. Our ability to pay the fixed costs associated with our debt obligations will depend on our operating performance and cash flow, which in turn depend on general economic conditions and the semiconductor market. A failure to pay interest or indebtedness when due could result in a variety of adverse consequences, including the acceleration of our indebtedness. In such a situation, it is unlikely that we would be able to fulfill our obligations under or repay the accelerated indebtedness or otherwise cover our fixed costs.

11.

Decreases in demand and average selling price for end-user applications of our customers’ products may decrease demand for our services and may result in a decrease in our revenues and results of operations.

The vast majority of our revenues are derived from customers who use our services to produce semiconductors for use in the wireless and high-speed wireline communications, consumer electronics, automotive and industrial end markets. Any significant decrease in the demand for end-user applications within these end markets will also result in decreased demand for our customers’ products. Our customer base is highly concentrated and variations in orders from these customers, including Jazz Semiconductor’s spin-off and post-spin-off customers, tend to vary significantly by customer based upon that customer’s inventory levels of electronic systems and semiconductors, changes in end-user demand for that customer’s product, product obsolescence and new product development cycles. If demand for semiconductors manufactured using our services decreases, the demand for our services will also decrease, which may result in a decrease in our revenues and earnings. In addition, the historical and continuing trend of declining average selling prices of end-user applications places pressure on the prices of the components that go into these end-user applications. If the average selling prices of end-user applications continue to decrease, the pricing pressure on components produced by us for our customers may lead to a reduction of our revenues and earnings.

If we are not able to continue transitioning our product mix from standard complementary metal oxide semiconductor process technologies to specialty process technologies, our business and results of operations may be harmed.

Since Jazz Semiconductor’s separation from Conexant, it has focused its research and development and marketing efforts primarily on specialty process technologies and adding new customers. These specialty process technologies include advanced analog, radio frequency, high voltage, bipolar and silicon germanium bipolar complementary metal oxide semiconductor processes and double-diffused metal oxide semiconductor processes. We anticipate that any growth in our business will primarily result from these technologies, particularly from post-spin-off customers. During 2005, 2006 and the first quarter of 2007, Jazz Semiconductor derived 62.3%, 79.2% and 80.0%, respectively, of its revenues from specialty process technologies and 37.7%, 20.8% and 20.0%, respectively, of its revenues from standard complementary metal oxide semiconductor processes (which includes the effect of a charge against revenue from Conexant of $17.5 million during the second quarter of 2006 associated with the termination of the Conexant wafer supply agreement). To be competitive, reduce this historical dependence on standard process technologies and successfully implement our business plan, we will need to increase our percentage of revenues derived from specialty processes technologies. In order to expand and diversify our customer base, we need to identify and attract customers who will use the specialty process technologies we provide. We cannot assure you that demand for our specialty process technologies will increase or that we will be able to attract customers who use them. Some of the large dedicated foundries offer standard process technologies that support 90 nanometer or smaller geometries that may provide customers with performance and integration features that may be comparable to, or exceed, features offered by our specialty process technologies, and may be more cost-effective at higher production volumes for certain applications, such as when a large amount of digital content is required in a mixed-signal semiconductor and less analog content is required. If we are not able to increase our percentage of revenues from specialty process technologies, our business and results of operations may be harmed.

In addition, there are significantly more providers of foundry services for standard complementary metal oxide semiconductor processes than specialty process technologies, and consequently much greater competition. Because we intend to continue to focus on specialty process technologies, we do not plan to invest in the research and development of more advanced standard complementary metal oxide semiconductor processes. As standard complementary metal oxide semiconductor process technologies continue to advance, we will not remain competitive in these process technologies. If our current customers switch to another foundry for standard complementary metal oxide semiconductor process technologies at a rate that is greater than our ability to increase our revenues from our specialty process technologies, our business and results of operations will be harmed.

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We are dependent on the highly cyclical semiconductor market, which has experienced significant and sometimes prolonged downturns and overcapacity. A significant or prolonged downturn in this industry would cause our revenues, earnings and margins to decline, potentially more significantly than declines for integrated device manufacturers, because such manufacturers may reduce their purchases from foundries before reducing their own internal capacity and they may make additional capacity available on a foundry basis.

Our business is dependent upon market conditions in the highly cyclical semiconductor industry. Downturns in this industry may lead to reduced demand for our services, increased pricing pressure and variations in order levels from our customers that may directly result in volatility in our revenues and earnings. From time to time, the semiconductor industry has experienced significant, and sometimes prolonged, downturns. Historically, companies in the semiconductor industry have aggressively expanded their manufacturing capacity during periods of increased demand, as was the case in 2000. As a result, periods of overcapacity in the semiconductor industry have frequently followed periods of increased demand. Starting in the first quarter of 2001, the semiconductor industry experienced a significant downturn due to a number of factors, including a slowdown in the global economy, oversupply and overcapacity in the semiconductor industry and a worldwide inventory adjustment. Due to the significant downturn in the industry, most, if not all, integrated device manufacturers that had previously begun purchasing wafer fabrication services from foundries reduced purchases from such foundries, and many integrated device manufacturers allocated a portion of their internal capacity to contract production of semiconductor wafers for others, particularly fabless companies that we also target as customers.

Any increase in the portion of internal capacity allocated to contract production of semiconductor wafers for others by integrated device manufacturers or any significant downturn in our customers’ markets or in general economic conditions would also likely result in a reduction in demand for our services. Any reduction in demand for our services may force us to operate at significantly less than full capacity or idle our fab for a period of time. This would reduce our margins and harm our financial condition and results of operations. We cannot assure you that any of our customers will continue to place orders with us in the future at the same levels as in prior periods.

Jazz Semiconductor has experienced net losses during its limited history operating as an independent company and we may not be able to sustain profitability.

Since the inception of Jazz Semiconductor’s business on March 12, 2002, it has incurred cumulative net losses through March 30, 2007 of approximately $61.6 million. While Jazz Semiconductor achieved net income for some quarters, it predominantly incurred net losses in its reported results of operations and may continue to do so in the future. We cannot assure you that we will be able to sustain profitability on a quarterly or annual basis in the future. If we are not able to sustain profitability, our stock price may decline.

Jazz Semiconductor’s historical financial performance may not be indicative of our future results.

Since Jazz Semiconductor’s inception, a significant majority of its revenues have been derived from its spin-off customers, and a large percentage of its revenues have primarily been derived from products manufactured using standard complementary metal oxide semiconductor processes that are no longer the focus of its business. As customers design their next generation products for smaller geometry complementary metal oxide semiconductor processes, they may look to other foundries to provide their requisite manufacturing capacity. As a result, it is unlikely that we will continue to generate the same level of revenues from our standard complementary metal oxide semiconductor processes in the future as we shift our focus and operations to our more specialized processes: advanced analog, radio frequency, high voltage, bipolar and silicon germanium bipolar complementary metal oxide semiconductor processes and double-diffused metal oxide semiconductor processes.

The pro forma financial statements contained in our SEC filings are not an indication of our actual financial condition or results of operations following the merger with Jazz Semiconductor.

The pro forma financial statements contained in our SEC filings, including in the proxy statement relating to stockholder approval of our acquisition of Jazz Semiconductor and our current report on Form 8-K filed in connection with the consummation of our acquisition of Jazz Semiconductor, are not an indication of our actual financial condition or results of operations following the merger with Jazz Semiconductor. The pro forma financial statements have been derived from our and Jazz Semiconductor’s historical financial statements and many adjustments and assumptions have been made regarding the combined company after giving effect to the merger. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. As a result, our actual financial condition and results of operations following the merger may not be consistent with, or evident from, these pro forma financial statements.

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In addition, our actual earnings per share, which is referred to as EPS, following the merger may decrease below that reflected in the pro forma financial information for several reasons. The assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect our actual EPS following the merger.

We expect our operating results to fluctuate from quarter-to-quarter and year-to-year, which may make it difficult to predict our future performance and could cause our stock price to fluctuate and decline.

Our revenues, expenses and results of operations are difficult to predict, have varied significantly in the past and will continue to fluctuate significantly from quarter-to-quarter and year-to-year in the future due to a number of factors, many of which are beyond our control. A significant portion of our overall costs are fixed, so reductions in demand for our services or changes in the mix of products towards standard complementary metal oxide semiconductor products, which typically have lower selling prices, or a greater weighting of revenues from Jazz Semiconductor’s spin-off customers, which typically have lower margins than revenues from new customers, can have a negative effect on our results of operations, as we have limited ability to reduce costs to respond to revenue declines. We expect fluctuations in our revenues, expenses and results of operations to continue for a number of reasons, including:

•	the level of utilization and yield of our manufacturing facility;

•	slow or negative growth in the markets served by our customers;

•	the loss of a key customer or a significant portion of our business;

•	the rescheduling or cancellation of large orders by our customers, the deferral of shipment of our finished products to customers, or the failure of a customer to pay us in a timely manner;

•	unanticipated delays or problems in introducing new products by us or our customers;

•	shifts by integrated device manufacturers between internal and outsourced production;

•	our or our competitors’ new product, service or technological offerings;

•	changes in our pricing policies or the pricing policies of our competitors;

•	the mix of process technologies used at our and our manufacturing suppliers’ facilities;

•	rescheduling or cancellation of planned capital expenditures, or actual capital expenditures exceeding planned capital expenditures;

•	costs related to possible acquisitions of technologies or businesses;

•	customer concessions, or returns of wafers due to quality or reliability issues; and

•	changes in foreign currency exchange rates.

Due to the factors noted above and other risks discussed in this section, many of which are beyond our control, you should not rely on quarter-to-quarter or year-over-year comparisons to predict our future financial performance. Unfavorable changes in any of the above factors may seriously harm our business, financial condition and results of operations.

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Most of our customers do not place purchase orders far in advance, which makes it difficult for us to predict our future revenues, adjust production costs and allocate capacity efficiently on a timely basis.

Most of our customers generally place purchase orders only three to four months before shipment. Most of our customers are also generally able to cancel or delay the delivery of orders on short notice. In addition, due to the cyclical nature of the semiconductor industry, our customers’ purchase orders have varied significantly from period to period. As a result, we do not typically operate with any significant backlog. The lack of significant backlog and the limited certainty of customer orders can make it difficult for us to forecast our revenues in future periods and allocate our capacity efficiently. Moreover, our expense levels are based in part on our expectations of future revenues and we may be unable to adjust costs in a timely manner to compensate for revenue shortfalls.

Our ability to achieve and maintain profitability depends significantly on our ability to obtain high capacity utilization and fab yields at our Newport Beach, California fab.

Our ability to achieve and maintain profitability depends significantly on our ability to:

•	obtain high capacity utilization at our Newport Beach, California fab, which is measured by the level of its production activity in relation to its available production capacity;

•	continuously maintain and improve our fab yield, which is the number of wafers completed that meet certain acceptance criteria, expressed as a percentage of total wafers started; and

•	continuously maintain and improve our manufacturing yield, which is the percentage of functioning die on a wafer, expressed as a percentage of total die per wafer.

During periods of lower capacity utilization, fab yield and manufacturing yield, we manufacture and sell fewer wafers over which to allocate our fixed costs. Because a large percentage of our costs are fixed, this can significantly and adversely affect our gross margins and our ability to achieve and maintain profitability. While high capacity utilization rates are a significant contributor to our ability to achieve profitability, numerous other factors also affect our operating results and our ability to achieve profitability. Accordingly, we cannot assure you that if we achieve high capacity utilization rates we will be profitable. We have in the past and may in the future achieve high capacity utilization rates in a quarter but still experience net losses in that quarter due to unrelated factors, such as one-time merger-related expenses and write-offs.

Our Newport Beach, California fab yields and manufacturing yields also directly affect our ability to attract and retain customers, as well as the price of our services. If we are unable to achieve high capacity utilization and continuously maintain or improve our yields, our margins may substantially decline and our business and results of operations may be harmed.

We may not be able independently to develop or secure on commercially reasonable terms critical process technology, which may result in our loss of customers and market share and may cause us to incur an investment obligation or give up rights.

Enhancing our manufacturing process technologies is critical to our ability to provide services for our customers. The semiconductor industry and the process technologies used are constantly changing. If we do not anticipate these changes in process technologies and rapidly develop innovative technologies, or secure on commercially reasonable terms the rights to use critical process technology developed by others, we may not be able to provide specialty foundry services on competitive terms. If we are unable to maintain the ability to provide specialty foundry services on competitive terms, some of our customers may use the services of our competitors instead of our services.

In addition, our research and development efforts are focused primarily on upgrading our specialty process technologies and developing advanced specialty process technologies for new applications. Many other foundries continue to invest significant amounts in the research and development of standard process technologies. For example, some foundries have developed standard process technologies of 90 nanometer or smaller geometries that may provide customers with performance and integration features that may be comparable to, or exceed, features offered by our specialty process technologies, and may be more cost-effective at higher production volumes for certain applications, such as when a large amount of digital content is required in a mixed-signal semiconductor and less analog content is required. We are not currently capable of internally manufacturing at 90 nanometer or smaller geometries and are currently dependent on third parties to meet our customers’ demands for these smaller geometries. As a result, we expect that we will need to offer, on an ongoing basis, increasingly advanced and cost-effective specialty process technologies prior to these or comparable technologies and processes being offered by our competitors. If we are unable to continue transitioning our product mix from standard process technologies to specialty process technologies and our standard process technologies are unable to compete in the marketplace, we will lose market share and our revenues are likely to decline.

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We intend to expand our operations, which may strain our resources and increase our operating expenses, and if we expand our business through acquisitions or strategic relationships we may not be able to integrate them successfully in a cost-effective and non-disruptive manner.

Our success depends on our ability to expand our operating capacity and to enhance our process technologies in response to changing customer demands, competitive pressures and technologies. We may expand our capacity and enhance our process technologies, both domestically and internationally, through internal growth, strategic relationships or acquisitions. As we expand our capacity, broaden our customer base or increase the breadth of specialty process technologies that we offer, our management resources may become constrained, we may not adequately be able to service our customers and our business may be harmed. We may determine that it is necessary to grow our business through acquisitions and strategic relationships. We cannot assure you that we will be successful in reaching agreements to acquire other businesses or to enter into strategic relationships or, if such agreements are reached, that their terms will be favorable to us. Even if we complete acquisitions or enter into strategic relationships we may not be successful in integrating the acquisition or adapting our business to the strategic relationship. Integrating any business or technology we acquire could be expensive and time consuming, disrupt our ongoing business and distract our management. If we are unable to integrate any acquired businesses or technologies effectively, our business will suffer. We also expect that any expansion of our business will strain our systems and operational and financial controls. In addition, we are likely to incur significantly higher operating costs. To manage our growth effectively, we must continue to improve and expand our systems and controls. If we fail to do so, our growth will be limited. Many of our officers have limited experience in managing large or rapidly growing businesses. Further, many of our officers have limited experience managing companies through acquisitions. If we fail to effectively manage our planned expansion of operations, our business and results of operations may be harmed.

If we fail to adequately protect our intellectual property rights, we may lose valuable assets, experience reduced revenues and incur costly litigation to protect our rights.

We depend in part on patents and other intellectual property rights covering our design and manufacturing processes. We hold patents and patent licenses and we intend to continue to seek patents on our inventions relating to product designs and manufacturing processes. The process of seeking patent protection can be long and expensive, however, and we cannot guarantee that all of our currently pending or future applications will result in issued patents. Even if patents are issued, they may not be of sufficient scope or strength to provide meaningful protection or any commercial advantage. Because patent and other intellectual property litigation is costly and unpredictable, our attempts to protect our rights or to defend ourselves against claims made by others could impose high costs and risks on our business. Litigation, whether successful or unsuccessful, could result in substantial costs and diversion of management resources, either of which could seriously harm our business and results of operations.

A portion of our intellectual property is also used by our manufacturing suppliers in China, a country in which we currently have no issued patents. In addition, effective intellectual property enforcement may be unavailable or limited in some foreign countries. It may be difficult for us to protect our intellectual property from misuse or infringement by other companies in these countries. We expect this to become a greater risk for us as we seek to increase our use of manufacturing capacity in China, which provides less protection for intellectual property than does the United States. Our inability to enforce our intellectual property rights, and the inability of our manufacturing suppliers to enforce their intellectual property rights in some countries, especially China, may harm our business and results of operations.

If we are subject to a protracted infringement claim or one that results in significant damage awards, our results of operations may be adversely affected.

Our ability to compete successfully depends on our ability to operate without infringing the proprietary rights of others. We have no means of knowing what patent applications have been filed in the United States until they are either published or granted. Due to the complexity of the technology used and the multitude of patents, copyrights and other overlapping intellectual property rights, the semiconductor industry is characterized by frequent litigation regarding patent, trade secret, copyright and other intellectual property rights. It is common for patent owners to assert their patents against semiconductor manufacturers. From time to time we receive communications from third parties asserting that their patents cover certain of our technologies and alleging infringement of their intellectual property rights. We expect that we will continue to receive such communications in the future. As a result, we engage in discussions from time to time concerning the licensing of third party technology or cross-licensing such technology and its technology. We cannot assure you that we will be successful in reaching agreements to license or cross-license a third party’s intellectual property or, if such agreements are reached, that their terms will be favorable to us. In the event any third party were to make a successful claim against us or our customers that we or our customers have misappropriated their trade secrets or infringed on their patents, copyrights or other intellectual property rights, we or our customers could be required to:

•	seek to acquire licenses, which may not be available on commercially reasonable terms, if at all;

•	discontinue using certain process technologies, which could cause us to stop manufacturing selling, offering to sell, using or importing certain products;

•	pay substantial monetary damages; and

•	seek to develop non-infringing technologies, which may not be feasible.

In addition, third parties, some of which are potential competitors, may initiate litigation against our manufacturing suppliers, alleging infringement of their proprietary rights with respect to existing or future materials, processes or equipment. In the event of a successful claim of infringement and the failure or inability to license or independently develop alternative, non-infringing technology on a timely basis by us or our manufacturing suppliers, we may be unable to obtain sufficient manufacturing capacity or offer competitive products. As a result, our product portfolio would be limited, and we would experience increased expenses.

Any one of these developments could place substantial financial and administrative burdens on us and hinder our business. We may not have sufficient resources to defend ourselves or our customers against litigation. If we fail to obtain necessary licenses or if litigation relating to patent infringement or other intellectual property matters occurs, it could hurt our reputation in our industry and prevent us from manufacturing particular products or applying particular process technologies, which could reduce our opportunities to generate revenues. As a result, our business, operating results and financial condition could be significantly harmed.

The international nature of our business exposes us to financial and regulatory risks.

A significant portion of our planned manufacturing capacity, as well as our ability to provide assembly and test services through subcontractors, is derived from our international relationships with manufacturers and others, particularly in Asia. We have an established office in Asia and are seeking to expand our global presence by opening additional offices, particularly in Asia and Europe. To date, we do not have significant sales in foreign countries. If we are successful in expanding our global presence, we will be more significantly exposed to risks associated with international operations. International operations are subject to a number of risks, including the following:

•	political and economic instability, international terrorism and anti-American sentiment;

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•	laws and business practices favoring local companies;

•
withholding tax obligations on license revenues that we may not be able to offset fully against our U.S. tax obligations, including the further risk that foreign tax authorities may re-characterize license fees or increase tax rates, which could result in increased tax withholdings and penalties;

•	the timing and availability of export licenses and permits;

•	tariffs and other trade barriers;

•	difficulties in collecting accounts receivable;

•	currency exchange risks;

•	burdens and costs of compliance with a variety of foreign laws;

•	less effective protection of intellectual property than is afforded to us in the United States; and

•	difficulties and costs of staffing and managing foreign operations.

In addition, the United States or foreign countries may implement quotas, duties, taxes or other charges or restrictions upon the importation or exportation of our products, leading to a reduction in sales and profitability in that country. The geographical distance between the United States, Asia and Europe also creates a number of logistical and communication challenges. We cannot assure you that we will not experience any serious harm in connection with our international operations.

Failure to comply with governmental regulations by us, our manufacturing suppliers or our customers could reduce our sales or require design modifications.

The semiconductors we produce and the export of technologies used in our manufacturing processes may be subject to U.S. export control and other regulations as well as various standards established by authorities in other countries. Failure to comply with existing or evolving U.S. or foreign governmental regulation or to obtain timely domestic foreign regulatory approvals or certificates could materially harm our business by reducing our production capacity, requiring modifications to our processes that we license to our foreign manufacturing suppliers, or requiring unacceptable modifications to the products of our customers. If controlled, neither we nor our customers may export such products without obtaining an export license. In addition, we depend on our manufacturing suppliers in China for a significant portion of our planned manufacturing capacity, and export licenses may be required in order for us to transfer technology related to our manufacturing processes to our foreign manufacturing suppliers. These restrictions may make foreign competitors facing less stringent controls on their processes and their customers’ products more competitive in the global market than us or our customers are. The U.S. government may not approve any pending or future export license requests. In addition, the list of products and countries for which export approval is required, and the regulatory policies with respect thereto, could be revised.

Our manufacturing suppliers in China are subject to extensive government regulation, which can lead to uncertainty.

Advanced Semiconductor Manufacturing Corporation, or ASMC, and Shanghai Hua Hong NEC Electronics Co., Ltd., or HHNEC, which we refer to as our manufacturing suppliers, are located in China. We currently rely on ASMC and HHNEC for approximately 10% of our manufacturing capacity and expect that we could be dependent upon these manufacturers for approximately 10% to 20% of our future manufacturing capacity in the next two years. The Chinese government has broad discretion and authority to regulate the technology industry in China. China’s government has also implemented policies from time to time to regulate economic expansion in China. The economy of China has been transitioning from a planned economy to a market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industrial development. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. New regulations or the readjustment of previously implemented regulations could require us and our manufacturing suppliers to change our business plan, increase our costs or limit our ability to sell products and conduct activities in China, which could adversely affect our business and operating results.

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In addition, the Chinese government and provincial and local governments have provided, and continue to provide, various incentives to domestic companies in the semiconductor industry, including our manufacturing suppliers and competitors, in order to encourage development of the industry. Such incentives include tax rebates, reduced tax rates, favorable lending policies and other measures. Any of these incentives could be reduced or eliminated by governmental authorities at any time. Any such reduction or elimination of incentives currently provided to us or our manufacturing suppliers could adversely affect our business and operating results.

A significant portion of our workforce is unionized, and our operations may be adversely affected by work stoppages, strikes or other collective actions which may disrupt our production and adversely affect the yield of our fab.

A significant portion of our employees at our Newport Beach, California fab are represented by a union and covered by a collective bargaining agreement that expires in 2008. We cannot predict the effect that continued union representation or future organizational activities will have on our business. Conexant experienced a work stoppage at our Newport Beach, California fab in 1998. We cannot assure you that we will not experience a material work stoppage, strike or other collective action in the future, which may disrupt our production and adversely affect our customer relations and operational results.

If we are unable to collaborate successfully with electronic design automation vendors and third-party design service companies to meet our customers’ design needs, our business could be harmed.

We have established relationships with electronic design automation vendors and third-party design service companies. We work together with these vendors to develop complete design kits that our customers can use to meet their design needs using our process technologies. Our ability to meet our customers’ design needs successfully depends on the availability and quality of the relevant services, tools and technologies provided by electronic design automation vendors and design service providers, and on whether we, together with these providers, are able to meet customers’ schedule and budget requirements. Difficulties or delays in these areas may adversely affect our ability to attract customers, and thereby harm us.

Our recent reduction in workforce may adversely affect the morale and performance of our personnel, our ability to hire new personnel and our operations.

As a result of our March 2007 workforce reduction, we have incurred and may continue to incur substantial costs relating to severance and other employee-related costs. Our workforce reduction may also subject us to litigation risks and expenses. In addition, our workforce reduction may reduce employee morale and may create concern among existing employees about job security, which may lead to increased attrition or turnover. As a result of these factors, our remaining personnel may decide to seek employment with more established companies or with smaller, private companies, and we may have difficulty attracting new personnel that we might wish to hire in the future.

We depend on key personnel, and we may not be able to retain, hire and integrate sufficient qualified personnel to maintain and expand our business.

Our success, including our ability to integrate the business of Jazz Semiconductor, depends to a significant extent upon our key senior executives and research and development, engineering, finance, marketing, sales, manufacturing, support and other personnel. Our employment relationship with each of our executive officers is at-will, and accordingly any of our executive officers could choose to terminate their employment with us at any time. In addition, while certain key employees of Jazz Semiconductor executed employment agreements in connection with the merger, these employment agreements are at-will and these key employees can also terminate their employment with us at any time. Many of these individuals have been with us for several years and have developed specialized knowledge and skills relating to our technology and lines of business. The unexpected loss of the services of one or more of these executives or other key personnel could adversely affect our ability to integrate our business after the merger. We do not carry key person insurance on any of our executives or other key personnel.

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Our success also depends upon our ability to continue to attract, retain and integrate qualified personnel, particularly engineers and finance personnel. The competition for these employees is intense and we cannot assure you that we will be able to secure the services of enough qualified personnel, or do so at a reasonable cost, for our business to succeed. If we fail to retain, hire, train and integrate qualified employees, we will not be able to maintain and expand our business.

Dr. Shu Li, President and Chief Executive Officer of Jazz Semiconductor since its inception, resigned in March 2007 and his duties and responsibilities were assumed by Dr. Amelio. Dr. Li had considerable knowledge and experience relating to our technology, customers and business partners. If we are unable to transition his duties and responsibilities successfully to Dr. Amelio and others within the Company, the integration of Jazz Semiconductor into our business following the merger could be adversely affected.

We have incurred significant costs associated with the merger with Jazz Semiconductor, which has reduced the amount of cash otherwise available for other corporate purposes.

As a result of the completion of the merger with Jazz Semiconductor, we have incurred significant costs associated with the merger. These costs have reduced the amount of cash otherwise available for other corporate purposes. We estimate that we have incurred direct transaction costs of approximately $4.8 million associated with the merger, which have been included as a part of the total purchase cost of the merger for accounting purposes. In addition, we incurred direct transaction costs of approximately $6.1 million in connection with the issuance of convertible senior notes used to finance a portion of the merger consideration. Further, we may incur additional material charges reflecting additional costs associated with the merger in fiscal quarters subsequent to the quarter in which the merger was completed. There is no assurance that the significant costs associated with the merger will prove to be justified in light of the benefits ultimately realized.

Prior to the merger with Jazz Semiconductor, Jazz Technologies did not have any operations and Jazz Semiconductor never operated as a public company. Fulfilling our obligations as a public company going forward will be expensive and time consuming.

Prior to the merger, Jazz Semiconductor, as a private company, had not been required to document and assess the effectiveness of its internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Jazz Semiconductor does not currently have an internal audit group. Although we have maintained disclosure controls and procedures and internal control over financial reporting as required under the federal securities laws with respect to our activities as a blank-check company, we will now have to establish and maintain such disclosure controls and procedures and internal controls over financial reporting over a larger enterprise. Under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, as well as the rules of the American Stock Exchange, we are required to implement additional corporate governance practices and adhere to a variety of reporting requirements and accounting rules. Compliance with these obligations requires significant time and resources from our management and our finance and accounting staff and will significantly increase our legal, insurance and financial compliance costs. As a result of the increased costs associated with being a public company, our operating income as a percentage of revenue is likely to be lower.

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Section 404 of the Sarbanes-Oxley Act of 2002 will require us to document and test Jazz Technologies’ internal controls over financial reporting beginning with the fiscal year ending December 31, 2007 and Jazz Semiconductor’s internal controls over financial reporting beginning with the fiscal year ending December 31, 2008, and will require an independent registered public accounting firm to report on its assessment as to the effectiveness of these internal controls over financial reporting. Any delays or difficulty in satisfying these requirements could adversely affect future results of operations and our stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 will require us to document and test the effectiveness of our internal controls over financial reporting in accordance with an established control framework and to report on our management’s conclusion as to the effectiveness of these internal controls over financial reporting. We will also be required to have an independent registered public accounting firm test the internal controls over financial reporting and report on the effectiveness of such controls for Jazz Technologies for the fiscal year ending December 31, 2007 and subsequent years and for Jazz Semiconductor for the fiscal year ending December 31, 2008 and subsequent years. In addition, an independent registered public accounting firm will be required to test, evaluate and report on the completeness of management’s assessment. We may incur significant costs to comply with these requirements.

We may in the future discover areas of internal controls over financial reporting that need improvement, particularly with respect to any businesses acquired in the future. There can be no assurance that remedial measures will result in adequate internal controls over financial reporting in the future. Any failure to implement the required new or improved controls, or difficulties encountered in their implementation, could materially adversely affect our results of operations or could cause us to fail to meet our reporting obligations. If we are unable to conclude that we have effective internal controls over financial reporting, or if our auditors are unable to provide an unqualified report regarding the effectiveness of internal controls over financial reporting as required by Section 404, investors may lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. In addition, failure to comply with Section 404 could potentially subject the company to sanctions or investigation by the SEC or other regulatory authorities.

The completion of the merger with Jazz Semiconductor could result in disruptions in business, loss of customers or contracts or other adverse effects.

The completion of the merger with Jazz Semiconductor may cause disruptions, including potential loss of customers and other business partners, which could have material adverse effects on our business and operations. Although we believe that our business relationships are and will remain stable, our customers, manufacturing suppliers and other business partners, in response to the completion of the merger, may adversely change or terminate their relationships with us, which could have a material adverse effect on our business going forward.

Significant changes in our stockholder composition will jeopardize our ability to use some or all of our net operating loss carryforwards going forward.

At March 30, 2007, Jazz Semiconductor had federal tax net operating loss, or NOL, carryforwards of approximately $104.7 million and state tax net operating loss carryforwards of approximately $89.8 million. The federal tax loss carryforwards will begin to expire in 2022, unless previously utilized. The significant state tax loss carry forwards will begin to expire in 2013, unless previously utilized. At March 30, 2007, Jazz Semiconductor had combined federal and state alternative minimum tax credits of $0.1 million. The alternative minimum tax credits do not expire. Utilization of net operating losses, credit carryforwards and certain deductions may be subject to annual limitations due to ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The tax benefits related to future utilization of federal and state net operating losses, tax credit carryforwards and other deferred tax assets will be limited or lost if cumulative changes in ownership exceed 50% within any three-year period. Such a limitation may be imposed as a result of the consummation of the merger. Additional limitations on the use of these tax attributes could occur in the event of possible disputes arising in examinations from various tax authorities.

20.

Risks Related to Our Manufacturing

Our manufacturing processes are highly complex, costly and potentially vulnerable to impurities and other disruptions that can significantly increase our costs and delay product shipments to our customers.

Our manufacturing processes are highly complex, require advanced and costly equipment and are continuously being modified to improve fab and manufacturing yields and product performance. Impurities or other difficulties in the manufacturing process or defects with respect to equipment or supporting facilities can lower manufacturing yields, interrupt production or result in losses of products in process. As system complexity has increased and process technology has become more advanced, manufacturing tolerances have been reduced and requirements for precision have become more demanding. From time to time we have experienced production difficulties that have caused delivery delays and quality control problems. In the past, we have encountered manufacturing and related problems, including:

•	capacity constraints due to changes in product mix;

•	the delayed delivery or qualification of equipment critical to our production, including steppers and chemical stations;

•	delays during expansions and upgrades of our clean rooms and other facilities;

•	difficulties in increasing production at our Newport Beach, California fab and at our manufacturing suppliers;

•	difficulties in changing or upgrading our process technologies at our Newport Beach, California fab and at our manufacturing suppliers;

•	raw materials shortages and impurities;

•	required unscheduled maintenance or repairs;

•	malfunctions of our wafer production equipment or that of our manufacturing suppliers; and

•	other operational and engineering problems resulting in reduced product yields for our customers.

We cannot guarantee you that we will be able to maintain our efficiency or avoid impurities in the manufacturing process or avoid other manufacturing disruptions in the future, to the same extent as in the past. In addition, we cannot guarantee you that our manufacturing suppliers will not experience production difficulties.

If we are unable to obtain raw materials and equipment in a timely manner, our production schedules could be delayed and we may lose customers.

We depend on our suppliers of raw materials. To maintain competitive manufacturing operations, we must obtain from our suppliers, in a timely manner, sufficient quantities of materials at acceptable prices. Although we source most of our raw materials from several suppliers, we obtain our silicon wafers only from Wacker Siltronic Corporation because of the consistent quality of their wafers, the long working history of our predecessors, Conexant and Rockwell International Corporation, with this supplier and our sales arrangement with this supplier. Siltronic maintains an approximately six week supply of inventory at our fab. We believe that qualification of a second wafer supplier could take from six months to one year. We also use single suppliers for photomasks and certain photoresists used in our processes. For example, Photronics Inc. is the sole-service supplier of our photomasks. We believe it would take between ten and twelve months to qualify a new supplier if Photronics was unable or unwilling to continue as a supplier. We receive EKC 652, a chemical used in the etch process, from E.I. du Pont de Nemours and Company. DuPont is the sole producer of this chemical, and its chemistry is unique. We believe that it would take between five and six months to replace this chemical if DuPont was unable or unwilling to continue as a supplier. We do not have long-term contracts with most of our suppliers. From time to time, vendors have extended lead times or limited the supply of required materials to us because of capacity constraints. Consequently, we have experienced difficulty in obtaining the quantities of raw materials we need on a timely basis.

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From time to time we may reject materials that do not meet our specifications, resulting in a decline in manufacturing or fab yields. We cannot assure you that we will be able to obtain sufficient quantities of raw materials and other supplies in a timely manner. If the supply of materials is substantially diminished or if there are significant increases in the costs of raw materials, we may not be able to obtain raw materials at all or we may be forced to incur additional costs to acquire sufficient quantities of raw materials to sustain our operations, which may increase our marginal costs and reduce profitability.

We also depend on a limited number of manufacturers and vendors that make and maintain the complex equipment we use in our manufacturing processes. We rely on these manufacturers and vendors to improve our technology to meet our customers’ demands as technology improves. In periods of volatile market demand or with respect to the procurement of unique tools, the lead times from order to delivery of this equipment can be as long as six to 12 months. Following delivery, installation and qualification of our processes on this equipment can also be time consuming and difficult. If there are delays in the delivery, installation or qualification of equipment, it could cause us to delay our introduction of new manufacturing capacity or process technologies and delay product deliveries, which may result in the loss of customers and revenues.

We rely on ASMC and HHNEC, manufacturing suppliers over whom we have limited control, for a significant portion of our future manufacturing capacity, and these manufacturing suppliers may not deliver sufficient production capacity or quality to allow us to meet our customers’ needs.

We operate one semiconductor fabrication facility in Newport Beach, California, in which we currently produce the majority of our products. We have entered into manufacturing supply agreements with ASMC and HHNEC that are designed to allow us to utilize production capacity at two additional fabrication facilities in China. We expect to use our Newport Beach, California fab to develop and implement new specialty process technologies required to meet the needs of our customers, and to use the foundry capacity of ASMC and HHNEC to support higher volume production for our customers after process implementation and part qualification are complete. We are dependent on these arrangements to achieve the capacity levels needed for our business to continue to grow. However, we have limited control over ASMC’s and HHNEC’s production and quality control systems, and these companies have limited manufacturing experience using our specialty process technologies. We rely on our third-party manufacturers to implement successfully our specialty process technologies at their facilities. This has in the past, and may in the future, require more time than what we anticipate. Jazz Semiconductor began to utilize volume production capacity at ASMC in the first quarter of 2004 and we have not fully tested our ability to access capacity at acceptable quality levels of ASMC and HHNEC. We are aware of certain instances where the yield of product produced by ASMC and HHNEC has been below that of our Newport Beach fab, although still sufficient to meet customers’ demands. We believe that ASMC and HHNEC have periodically experienced increased demands for their available capacity. While these suppliers have substantially met our requests for wafers to date, if we had a sudden significant increase in demand for their services, it is possible that they would not be able to satisfy our increased demand in the short term and that from time to time may be unable to provide all of the manufacturing capacity we may desire to utilize, including amounts that are within the capacity they have contractually agreed to provide us. Should we fail to maintain and expand our manufacturing supply agreements or fail to implement our specialty processes at a manufacturing supplier’s facility in a timely manner, or if our manufacturing suppliers do not continue to deliver the capacity that we require in a timely manner or do not produce wafers to specifications and at costs acceptable to our customers, our ability to meet our customers’ needs could be seriously harmed and our customers may turn to our competitors to satisfy their requirements, causing us to lose significant sources of revenues.

If the semiconductor wafers we manufacture are used in defective products, we may be subject to product liability or other claims and our reputation could be harmed.

We provide custom manufacturing to our customers who use the semiconductor wafers we manufacture as components in their products sold to end users. If these products are used in defective or malfunctioning products, we could be sued for damages, especially if the defect or malfunction causes physical harm to people. The occurrence of a problem could result in product liability claims as well as a recall of, or safety alert or advisory notice relating to, the product. We cannot assure you that our insurance policies will cover specific product liability issues or that they will be adequate to satisfy claims made against us in the future. Also, we may be unable to obtain insurance in the future at satisfactory rates, in adequate amounts, or at all. Product liability claims or product recalls in the future, regardless of their ultimate outcome, could have a material adverse effect on our business, financial condition and on our ability to attract and retain customers.

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We occasionally manufacture wafers based on forecasted demand, rather than actual orders from customers. If our forecasted demand exceeds actual demand we may have obsolete inventory, which could have a negative impact on our gross margin.

We initiate production of a majority of our wafers once we have received an order from a customer. We generally do not carry a significant inventory of finished goods unless we receive a specific customer request or if we decide to produce wafers in excess of customer orders, because we forecast future excess demand and capacity constraints. If our forecasted demand exceeds actual demand, we may be left with excess inventory that ultimately becomes obsolete and must be scrapped when it cannot be sold. Significant amounts of obsolete inventory could have a negative impact on our gross margin and results of operations.

We may be subject to the risk of loss due to fire because materials we use in our manufacturing processes are highly flammable and our insurance coverage may not be sufficient to cover all of our potential losses.

We use highly flammable materials such as silane and hydrogen in our manufacturing processes and may therefore be subject to the risk of loss arising from fires. The risk of fire associated with these materials cannot be completely eliminated. We maintain insurance policies to reduce losses caused by fire, including business interruption insurance. Our insurance coverage is subject to deductibles and would not be sufficient to cover all of our potential losses such as the full replacement of our fab. If our fab or our manufacturing suppliers’ fabs were to be damaged or cease operations as a result of a fire, the time to repair or rebuild the fab would be significant and it would reduce our manufacturing capacity, delay the manufacture of our customers’ products, reduce our revenues and profit, cause us to lose important customers and would have a material adverse effect on our results of operations.

Our production yields and business could be significantly harmed by natural disasters, particularly earthquakes.

Our Newport Beach, California fab is located in southern California, a region known for seismic activity. In addition, substantially all of our manufacturing suppliers’ capacity is located in a geographically concentrated area in China, where disruptions from natural disasters may affect the region. Due to the complex and delicate nature of our manufacturing processes, our and our manufacturing suppliers’ facilities are particularly sensitive to the effects of vibrations associated with even minor earthquakes. Our business operations depend on our ability to maintain and protect our facilities, computer systems and personnel. We cannot be certain that precautions we have taken to seismically upgrade our fab will be adequate to protect our facilities in the event of a major earthquake, and any resulting damage could seriously disrupt our production and result in reduced revenues.

Our production may be interrupted if we cannot maintain sufficient sources of fresh water and electricity.

The semiconductor manufacturing process requires extensive amounts of fresh water and a stable source of electricity. Droughts, pipeline interruptions, power interruptions, electricity shortages or government intervention, particularly in the form of rationing, are factors that could restrict our access to these utilities in the areas in which our fabs are located. In particular, our Newport Beach, California fab is located in an area that is susceptible to water and electricity shortages. If there is an insufficient supply of fresh water or electricity to satisfy our requirements, we may need to limit or delay our production, which could adversely affect our business and operating results. Increases in utility costs would also increase our operating expenses. In addition, a power outage, even of very limited duration, could result in a loss of wafers in production and a deterioration in our manufacturing yields, and substantial downtime to reset equipment before resuming production.

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Failure to comply with environmental regulations could harm our business.

We use hazardous materials and substances in the manufacturing and testing of products and in the development of our technologies in our research and development laboratories. We are subject to a variety of local, state and federal regulations relating to the storage, discharge, handling, emission, generation, manufacture and disposal of toxic or other hazardous materials and substances. Failure to comply with environmental regulations could result in revocation of operating permits, the imposition of substantial fines or penalties on us, interruption of production, alteration of our manufacturing processes or cessation of operations. In addition, we must obtain and comply with operating permits in a timely manner to support our product development and product ramp or our production may be delayed or halted. Compliance with environmental regulations could require us to pay increased fees, acquire expensive pollution control equipment or to incur other substantial expenses. We could also be required to incur costs associated with the investigation and remediation of contamination at currently or formerly owned, operated or used sites, or at sites at which our hazardous waste was disposed. Any failure by us to control the use, disposal, removal or storage of, or to adequately restrict the discharge of, or assist in the cleanup of, hazardous or toxic substances, could subject us to significant liabilities, including joint and several liability under certain statutes. The imposition of these liabilities could significantly harm our business.

Risks Relating to the Notes and Our Common Stock

We are a holding company with no operations.

We are a holding company with no operations and no assets other than our ownership of Jazz Semiconductor. Consequently, we will depend on dividends from and other payments from Jazz Semiconductor and its subsidiaries to make payments of principal and interest on the notes. Holders of the notes will not have any direct claim on the cash flows of Jazz Semiconductor or its subsidiaries other than in connection with the guarantees to be provided by our existing and future domestic subsidiaries. The ability of our subsidiaries to make dividends and other payments to us will depend on their cash flows and earnings which, in turn, will be affected by certain of the other risk factors discussed herein. In addition, the ability of our subsidiaries to make dividends and other payments may be limited by contractual and other restrictions applicable to our subsidiaries.

The market price of our common stock could be adversely impacted by dilution caused by the conversion of the notes, the exercise of our outstanding warrants or the unit purchase option granted to the underwriters in the IPO, the sale of common stock by our directors, officers, special advisors and their affiliates or the issuance of equity pursuant to our 2006 Equity Incentive Plan.

As of May 15, 2007, our common stock is subject to substantial dilution by:

•	shares of common stock issuable upon the conversion of the notes;

•	41,633,309 shares of common stock issuable upon the exercise, at $5.00 per share, of our publicly traded warrants;

•
1,250,000 shares of common stock included in the units issuable upon the exercise, at $7.50 per unit, of the unit purchase option issued to the underwriters in the IPO and 2,500,000 shares of common stock issuable upon the exercise, at $6.65 per share, of the warrants included in those units; and

•
3,833,334 shares of common stock held by our directors, officers, special advisors and their affiliates and 666,668 shares of common stock issuable upon the exercise, at $5.00 per share, of warrants held by our directors, officers, special advisors and their affiliates.

We have granted to our directors, officers, special advisors and their affiliates registration rights in respect of the securities owned by them. In addition, our common stock may be subject to future dilution by options and other equity grants made under the 2006 Equity Incentive Plan. Pursuant to the 2006 Equity Incentive Plan, 4,700,000 shares of common stock will be available for issuance, subject to annual increases. The conversion of the notes or the exercise of these warrants, the unit purchase option or options or other equity grants under the 2006 Equity Incentive Plan will dilute the ownership interests of existing stockholders and any sales of common stock issued upon such conversion or exercise or the common stock held, or issuable upon the exercise of warrants, by our directors, officers, special advisors and their affiliates could adversely affect prevailing market prices of our common stock and the trading prices of the notes. The existence of the notes, the warrants, the unit purchase option, any options or other equity grant and the common stock held by our directors, officers, special advisors and their affiliates may encourage short selling by market participants. Moreover, the warrants are subject to redemption if the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period. We expect that any such redemption would force the exercise of these warrants, which could result in significant additional sales of shares. As a result, there may be additional incentive for market participants to short sell our common stock as our stock price nears $8.50 per share.

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The notes are junior in right of payment to any of our or our domestic subsidiaries’ existing and future secured creditors to the extent of the value of the collateral securing our obligations to those creditors and structurally subordinated to secured and unsecured creditors of our foreign subsidiaries.

The notes are our general, unsecured obligations equal in right of payment with our existing and future unsecured unsubordinated obligations. However, the notes are junior in right of payment to the rights of existing and future secured creditors to the extent of the value of the collateral securing our obligations to such creditors. All of our existing domestic subsidiaries have unconditionally guaranteed, and all of our future domestic subsidiaries will unconditionally guarantee, on a joint and several basis our obligations under the notes. Each of those guarantees will be senior unsecured obligations of the guaranteeing subsidiary and will be equal in right of payment with the rights of creditors under its other existing and future unsecured and unsubordinated obligations. However, the guarantee will be junior in right of payment to the rights of the guaranteeing subsidiary’s existing and future creditors to the extent of the value of the collateral securing its obligations to such creditors. In addition, the notes will be structurally subordinated to secured and unsecured creditors of our foreign subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. In connection with the merger, we have entered into an agreement with Wachovia Capital Finance Corporation with respect to a three-year senior secured revolving credit facility in an amount of up to $65 million, although to date we have incurred less than $1 million of debt under the senior secured credit facility. As of the date of this prospectus, we have less than $1 million in senior debt outstanding on a consolidated basis other than the notes. The notes and the indenture do not restrict us or our subsidiaries from incurring indebtedness, including senior secured indebtedness, in the future, nor do they limit the amount of indebtedness that is equal in right of payment.

The guarantees of our existing and future domestic subsidiaries may be limited by applicable laws or subject to certain limitations or defenses.

The guarantees of our existing and future domestic subsidiaries provide the holders of the notes with a direct claim against the assets of such subsidiaries. These guarantees, however, will be limited to the maximum amount that can be guaranteed by any particular subsidiary without rendering the guarantee, as it relates to such subsidiary, voidable or otherwise ineffective under applicable laws, and enforcement of any such guarantee against the relevant subsidiary would be subject to certain defenses available to guarantors generally or, in some cases, to limitations contained in the terms of subsidiary guarantees designed to ensure full compliance with statutory requirements applicable to the relevant guarantor. These laws and defenses include those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally. As a result, a subsidiary guarantor’s liability under its guarantee could be materially reduced or eliminated, depending upon the amounts of its other obligations and upon applicable laws. It is possible that a subsidiary guarantor, a creditor of a subsidiary guarantor or the bankruptcy trustee in the case of bankruptcy of a subsidiary guarantor, may contest the validity or enforceability of such subsidiary’s guarantee and that the applicable court may determine such guarantee should be limited or voided. In the event that any subsidiary guarantees are invalid or unenforceable, in whole or in part, or to the extent that agreed limitations on the subsidiary guarantee apply, the notes would be effectively subordinated to all liabilities of the applicable subsidiary guarantor, including trade payables of such subsidiary guarantor.

Contractual and other restrictions limit the ability of our subsidiaries to make dividends or loans or other advances to us necessary for us to make payment on the notes.

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The payment of dividends and the making of loans and advances to us by Jazz Semiconductor and its subsidiaries will be subject to various restrictions. The senior secured revolving credit facility prohibits and other existing or future agreements governing the debt of Jazz Semiconductor and its subsidiaries may prohibit or restrict the payment of dividends or the making of loans or other advances to us. In addition, the ability of Jazz Semiconductor and its subsidiaries to make payments, loans or advances to us may be limited by:

•	restrictions under applicable company or corporate law that restrict or prohibit companies from paying dividends unless such payments are made out of profits available for distribution;

•
restrictions under the laws of certain jurisdictions that can make it unlawful for a company to provide financial assistance in connection with the acquisition of its shares or the shares of any of its holding companies; and

•	statutory or other legal obligations that affect the ability of our subsidiaries to make payments to us on account of intercompany loans.

If we are not able to obtain sufficient funds from Jazz Semiconductor and its subsidiaries, we will not be able to make payments on the notes.

If our subsidiaries default in their obligations to pay their indebtedness, we may not be able to make principal payments on the notes.

If our subsidiaries are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on their indebtedness, or if they otherwise fail to comply with various covenants, including financial and operating covenants, in their debt instruments, we or such subsidiaries could be in default under the terms of such debt instruments. In the event of such default, the holders of such indebtedness could elect to declare all of the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, or the lenders under our senior secured revolving credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or insolvency proceedings. Any of the foregoing could prevent us from paying principal on the notes and substantially decrease the market value of the notes.

The terms of the notes will not contain restrictive covenants and provide only limited protection in the event of a fundamental change.

The indenture under which the notes were issued does not contain restrictive covenants that would protect you from several kinds of transactions that may adversely affect you. In particular, the indenture does not contain covenants that will limit our ability to pay dividends or make distributions on or redeem our capital stock or limit our ability to incur additional indebtedness, including secured debt. In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due.

In addition, the requirement that we offer to repurchase the notes upon a fundamental change is limited to the transactions specified in the definition of a “fundamental change” under “Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.” For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us would not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of the notes and the market price of the notes. Accordingly, subject to restrictions contained in our other debt agreements, we could enter into certain transactions, such as acquisitions, refinancings or recapitalizations, that could affect our capital structure and the value of the notes and common stock but would not constitute a fundamental change under the notes.

26.

The make whole premium that may be payable upon conversion in connection with a fundamental change may not adequately compensate you for the lost option time value of your notes as a result of such fundamental change.

If you convert notes in connection with a fundamental change, we may be required to pay a make whole premium by increasing the conversion rate. The make whole payment is described under “Description of the Notes — Make Whole Premium Upon a Fundamental Change.” While the make whole premium is designed to compensate you for the lost option time value of your notes as a result of a fundamental change, the make whole amount is only an approximation of such lost value and may not adequately compensate you for such loss.

We may be unable to generate sufficient cash flow from which to make payments on the notes.

Since the inception of Jazz Semiconductor’s business on March 12, 2002, it has incurred significant cumulative net losses. While Jazz Semiconductor achieved net income for some quarters, it has predominantly incurred net losses in its reported results of operations and may continue to do so in the future. We cannot assure you that we will be able to sustain profitability in the future. Accordingly, we may not have sufficient funds to pay amounts due on any or all of the notes.

We may be unable to repurchase the notes for cash when required by the holders following a fundamental change.

Holders of the notes have the right to require us to repurchase the notes upon the occurrence of a fundamental change prior to maturity as described under “Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.” Any of our future debt agreements may contain similar provisions. We may not have sufficient funds to make the required repurchase in cash at such time or the ability to arrange necessary financing on acceptable terms. In addition, our ability to repurchase the notes in cash may be limited by law or the terms of other agreements relating to our debt outstanding at the time, including our $65 million senior secured revolving credit facility, which limits our ability to purchase the notes for cash in certain circumstances. If we fail to repurchase the notes in cash as required by the indenture, it would constitute an event of default under the indenture governing the notes, which, in turn, would constitute an event of default under our senior secured revolving credit facility and potentially under the terms of any other debt that we may incur.

Provisions of the notes could discourage an acquisition of us by a third party.

Certain provisions of the notes could make it more difficult or more expensive for a third party to acquire us, including a provision requiring an acquirer to assume all of the Company’s obligations under the notes and the indenture. Upon the occurrence of certain transactions constituting a fundamental change, holders of the notes will have the right, at their option, to require us to repurchase all of their notes or any portion of the principal amount of such notes in integral multiples of $1,000.

We cannot assure you that an active trading market for the notes will be sustained.

Except for PORTAL, which will not be available for notes sold under this registration statement, there currently is no trading market for the notes and we do not intend to apply for listing of the notes on any securities exchange or other stock market. Additionally, the initial purchasers of the notes are not obligated to make a market in the notes. Accordingly, no market for the notes may develop, and any market that does develop may not last. Furthermore, we have the right, pursuant to the registration rights agreement, to suspend the use of this registration statement in certain circumstances. In the event of such a suspension, you would not be able to sell any notes or shares of common stock issuable upon the exchange of notes.

The notes will initially be held in book-entry form and, therefore, you must rely on the procedures and the relevant clearing systems to exercise your rights and remedies.

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Unless and until certificated notes are issued in exchange for book-entry interests in the notes, owners of the book-entry interests will not be considered owners or holders of notes. Instead, the common depository, or its nominee, will be the sole holder of the notes. Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitation for consents or requests for waivers or other actions from holders of the notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, a participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.

The notes may not be rated or may receive a lower rating than anticipated.

We believe it is unlikely that the notes will be rated. However, if one or more rating agencies rate the notes and assign the notes a rating lower than the rating expected by investors, or reduce the rating of the notes in the future, the market price of the notes and our common stock may be adversely affected.

Fluctuations in the stock market, as well as general economic and market conditions may impact our operations, sales, financial results and market price of our common stock.

The stock market in recent years has experienced price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. These fluctuations, as well as general economic and market conditions may harm the market price of our common stock. Because the notes are convertible into shares of common stock, fluctuations in the stock price may affect the trading price of the notes. The risk of price fluctuations of our common stock also applies to holders who receive shares of common stock upon conversion of the notes.

The conversion rate of the notes may not be adjusted for all dilutive events that may adversely affect the trading price of the notes or the common stock issuable upon conversion of the notes.

The conversion rate of the notes is subject to adjustment upon certain events, including the issuance of stock dividends on our common stock, the issuance of rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of the Notes—Conversion Rights—Adjustments to Conversion Rate.” The conversion rate will not be adjusted for certain other events that may adversely affect the trading price of the notes or the common stock issuable upon conversion of the notes.

Upon conversion of the notes, we have the right to deliver in lieu of shares of our common stock, cash or a combination of cash and shares of our common stock and you may receive less proceeds than expected.

We have the right to satisfy all or a portion of our conversion obligation to holders by paying cash equal to the lesser of the principal amount and the conversion value of the note. Accordingly, upon conversion of a note, holders might not receive any shares of our common stock, or they might receive fewer shares of common stock relative to the conversion value of the note as of the conversion date. Upon conversion of the notes, you may receive less proceeds than expected because the value of our common stock may decline (or not appreciate as much as you expect) between the conversion date and the day the settlement amount of your note is determined.

If we pay a cash dividend on our common stock, you may be deemed to have received a taxable dividend without the receipt of any cash.

If we pay a cash dividend on our common stock, an adjustment to the conversion rate may result, and you may be deemed to have received a taxable dividend subject to United States federal income tax without the receipt of any cash. If you are a non-U.S. holder, such deemed dividend may be subject to United States federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty.

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We do not currently pay dividends on our common stock and we do not intend to do so in the future.

We have never declared or paid any dividends on our common stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

We may not be able to refinance the notes if required or if we so desire.

We may need or desire to refinance all or a potion of the notes or any other future indebtedness that we incur on or before the maturity date of the notes. There can be no assurance that we will be able to refinance any of our indebtedness on commercially reasonable terms, if at all.

If you hold notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.

If you hold notes, you are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) but you are subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you in exchange for your notes and in limited cases under the anti-dilution adjustments of the notes. For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

We have implemented or intend to implement some anti-takeover provisions that may prevent or delay an acquisition of us. Those provisions may not be beneficial to our stockholders.

Our amended and restated certificate of incorporation and bylaws, as amended, include provisions that may delay, defer or prevent a change in management or control that our stockholders may not believe is in their best interests. These provisions include:

•	A classified board of directors consisting of three classes;

•
The ability of our board of directors to issue, without stockholder approval, up to 1,000,000 shares of preferred stock with voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions as determined by the board of directors;

•	Limited right of stockholders to call special meetings of stockholders;

•	Certain advance notice procedures for nominating candidates for election to the board of directors; and

•	Restrictions on the right to cumulative voting.

In addition, Section 203 of the Delaware General Corporation Law, which prohibits business combinations between us and one or more significant stockholders unless specified conditions are met, may discourage, delay or prevent a third party from acquiring us.

The price of our common stock is volatile and could decline substantially.

The price of our common stock is volatile, and may fluctuate due to factors such as:

• actual or anticipated fluctuations in quarterly and annual results;

• mergers, consolidations and strategic alliances in the semiconductor industry;

29.

• market conditions in the semiconductor industry;

• our earnings estimates and those of our publicly held competitors; and

• the general state of the stock markets.

In addition, the semiconductor industry has been highly cyclical and volatile. The market for common shares of companies in this industry may be equally volatile.

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PROCEEDS FROM THE OFFERING

We will not receive any proceeds from the sale of the notes or the shares of common stock offered by this prospectus. All proceeds from the sale of the notes or the shares of common stock will be for the account of the selling securityholders. See “Selling Securityholders” and “Plan of Distribution” below.

DETERMINATION OF OFFERING PRICE

The conversion price of the notes was determined through arm’s-length negotiations between us and the initial purchasers of the notes based on consideration of various factors, including current market conditions and demand for the notes and our common stock.

DESCRIPTION OF THE NOTES

We issued the notes under an indenture dated as of December 19, 2006 between Jazz Technologies, Inc., as issuer, and U.S. Bank National Association, as trustee. The notes and the shares of common stock issuable upon conversion of the notes are covered by a registration rights agreement. You may request a copy of the indenture and the registration rights agreement at our address shown under the caption “Incorporation of Certain Information by Reference.”

The following description is a summary of the material provisions of the notes, the indenture and the registration rights agreement. It does not purport to be complete. This summary is subject to and is qualified in its entirety by reference to all the provisions of the indenture, including the definitions of certain terms used in the indenture. Wherever particular provisions or defined terms of the indenture or form of note are referred to, these provisions or defined terms are incorporated in this prospectus by reference. We urge you to read the indenture, the form of note and the registration rights agreement in their entirety because they and not this description define your rights as a holder of the notes.

As used in this “Description of the Notes” section, references to “we,” “us,” “our,” “Jazz,” the “Company” and words of similar import refer solely to Jazz Technologies, Inc. and not to our consolidated subsidiaries, unless the context otherwise requires.

General

The notes:

•	are limited to $166.75 million aggregate principal amount;

•	mature on December 31, 2011;

•	are our general unsecured obligations; and

•	are guaranteed by all of our direct and indirect domestic subsidiaries, including Jazz Semiconductor, on a senior unsecured basis.

The notes will bear interest at the annual rate of 8% from the date of issuance of the notes. We will pay interest twice a year, on each June 30 and December 31 beginning June 30, 2007, until the principal is paid or made available for payment or the notes have been converted, redeemed or repurchased. Interest on the notes is payable in cash. We will pay interest to the persons in whose name the note is registered at the close of business on the immediately preceding June 15 or December 15, as the case may be, which we refer to as a regular record date. Each payment of interest on the notes will include interest accrued for the period commencing on and including the immediately preceding interest payment date (or, if none, the scheduled original issuance date) through the day before the applicable interest payment date (or redemption or repurchase date). Any payment required to be made on any day that is not a business day will be made on the next succeeding business day. A “business day “ is any weekday that is not a day on which banking institutions in the City of New York are authorized or obligated to close. Interest will cease to accrue on a note upon its maturity, conversion, redemption or repurchase by us, at our option or at the option of a holder. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

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You may convert the notes into shares of our common stock at any time before the close of business on December 31, 2011, unless the notes have been previously redeemed or repurchased. The initial conversion rate for the notes is 136.426 shares of common stock per $1,000 principal amount of notes. This conversion rate is equivalent to a conversion price of approximately $7.33 per share. The conversion rate is subject to adjustment as described below. Holders of notes submitted for redemption or repurchase will be entitled to convert the notes up to and including the second business day immediately preceding the date fixed for redemption or repurchase.

Upon conversion, we will have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of our common stock to satisfy our conversion obligation, in each case calculated as described below under “Conversion Rights-Payment Upon Conversion.” Upon any conversion, subject to certain exceptions, you will not receive any cash payment representing accrued and unpaid interest. See “Conversion Rights-General.”

If we experience a fundamental change, as described below, you will have the right to require us to repurchase your notes as described below under “Fundamental Change Permits Holders to Require Us to Repurchase Notes.”

The notes are not redeemable prior to December 31, 2009, and are freely redeemable after that date, as described below under “Optional Redemption.” The notes do not have the benefit of a sinking fund, which means that the indenture does not require us to redeem or retire the notes periodically.

The notes are issued only in registered form in denominations of $1,000 and any integral multiple of $1,000 above that amount. The notes are payable at the corporate trust office of the paying agent, which initially is an office or agency of the trustee. The notes are represented by one or more global securities registered in the name of a nominee of the depository. See “Form, Denomination, Transfer, Exchange and Book-Entry Procedures.”

We may, to the extent permitted by applicable law, at any time purchase the notes in the open market or by tender at any price or by private agreement.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures

The notes were issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 and integral multiples thereof.

Principal of, premium, if any, and interest on the notes will be payable, and the notes may be presented for registration or exchange, at the office or agency we maintain for such purpose in the Borough of Manhattan, The City of New York. Until we designate otherwise, our office or agency will be the trustee’s corporate trust office presently located in the Borough of Manhattan, The City of New York.

The notes were initially evidenced by a global note that was deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC. Except as set forth below, record ownership of the global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

The global note will not be registered in the name of any person, or exchanged for notes that are registered in the name of any person, other than DTC or its nominee, unless either of the following occurs:

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•
DTC has notified us that it is unwilling or unable to continue as depository for the global note or has ceased to be a clearing agency registered as such under the Securities Exchange Act of 1934 (the “Exchange Act”) or announces an intention to permanently cease business or does in fact do so; or

•	an event of default with respect to the notes represented by the global note has occurred and is continuing.

In those circumstances, DTC will determine in whose names any notes issued in exchange for the global note will be registered.

So long as the notes are registered in the name of Cede & Co. as nominee for DTC, DTC or its nominee will be considered the sole owner and holder of the global note for all purposes, and as a result:

•	you cannot receive notes registered in such holder’s name if they are represented by the global note;

•	you cannot receive certificated (physical) notes in exchange for your beneficial interest in the global note;

•	you will not be considered to be the owner or holder of the global note or any note it represents for any purpose; and

•	all payments on the global note will be made to DTC or its nominee.

The laws of some jurisdictions require that certain kinds of purchasers can only own securities in physical, certificated form. These laws may limit your ability to acquire interest in the notes and to transfer or encumber your beneficial interests in the global note to these types of purchasers.

Only institutions, such as a securities broker or dealer, that have accounts with DTC or its nominee, called participants, and persons that may hold beneficial interests through participants can own a beneficial interest in the global note. The only place where the ownership of beneficial interests in the global note appears and the only way the transfer of those interests can be made will be on the records kept by DTC (for its participants’ interests) and the records kept by those participants (for interests participants hold on behalf of other persons).

Secondary trading in bonds and notes of corporate issuers is generally settled in clearinghouse (that is, next day) funds. In contrast, beneficial interests in a global note usually trade in DTC’s same day funds settlement system, and settle in immediately available funds. We make no representation as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests.

So long as DTC through Cede & Co. is the sole registered holder of the global note, we will make payments of interest on, and the redemption or repurchase price of, the global note only to Cede & Co., the nominee for DTC, as the registered owner of the global note. We will make these payments by wire transfer of immediately available funds or in shares of our common stock on each payment date.

We have been informed that, with respect to any payment of interest on, principal of, or repurchase price of, the global note, DTC’s practice is to credit participants’ accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the notes represented by the global note as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in notes represented by the global note held through participants will be the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in “street name.”

We also understand that neither DTC nor Cede & Co. will consent or vote with respect to the notes. We have been advised that under its usual procedures, DTC will mail an “omnibus proxy” to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those participants to whose accounts the notes are credited on the record date identified in a listing attached to the omnibus proxy.

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Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge or otherwise encumber their interest in the note to persons or entities that do not participate in the DTC book entry system, or otherwise take actions in respect of that interest, may be adversely affected by the lack of a physical certificate evidencing its interest.

DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange) only at the direction of one or more participants to whose account with DTC interests in the global note are credited and only in respect of such portion of the principal amount of the notes represented by the global note as to which such participant has, or participants have, given such direction.

DTC has also advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC’s policies and procedures, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the global note. The trustee and we have no responsibility or liability for any aspect of DTC’s or any participant’s records relating to beneficial interests in the global note, including for payments made on the global note, and we and the trustee are not responsible for maintaining, supervising or reviewing any of those records.

Ranking

The notes are our senior unsecured obligations. Your right to payment under the notes is:

•	equal in right of payment with the rights of creditors under our other existing and future unsecured unsubordinated obligations;

•	junior in right of payment to the rights of our existing and future secured creditors to the extent of the value of the collateral securing our obligations to such creditors;

•	senior in right of payment to the rights of creditors under obligations expressly subordinated to the notes; and

•
structurally subordinated to secured and unsecured creditors of our subsidiaries, except in the case of each of our domestic subsidiaries, to the extent that the subsidiary guarantee delivered by such subsidiary is considered enforceable against that subsidiary.

All of our existing domestic subsidiaries have unconditionally guaranteed, and all of our future domestic subsidiaries will unconditionally guarantee, on a joint and several basis our obligations under the notes. Those guarantees are, or will be, senior unsecured obligations of our domestic subsidiaries, equal in right of payment with the rights of creditors under their other existing and future unsecured and unsubordinated obligations and junior in right of payment to the rights of their existing and future secured creditors to the extent of the value of the collateral securing their obligations to such creditors. As of March 30, 2007, we have no senior debt outstanding other than the notes.

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The notes and the indenture do not restrict us or our subsidiaries from incurring indebtedness or other obligations, including senior secured indebtedness or other secured obligations, in the future, nor do they limit the amount of indebtedness or other obligations that are equal in right of payment.

Guarantees

Our payment obligations under the notes have been guaranteed by our current domestic subsidiaries, Jazz Semiconductor, Inc., Newport Fab, LLC, Jazz/Hua Hong, LLC and Jazz IT Holding, LLC. The obligations of each subsidiary guarantor will be senior unsecured joint and several obligations of that guarantor. The obligations of each subsidiary guarantor under its guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

The terms of the guarantees will not prevent the sale by us of our interest in a subsidiary guarantor or the sale by a subsidiary guarantor of all or substantially all of its assets in a transaction that does not constitute a “fundamental change” for purposes of the notes as described below under “Fundamental Change Permits Holders to Require Us to Repurchase Notes”. In the event of any such sale the subsidiary guarantor will be released from its obligations under the guarantee.

Conversion Rights

General

You may, at your option, convert the principal amount of any note that is an integral multiple of $1,000 into shares of our common stock at any time prior to the close of business on the maturity date, unless the note has been previously redeemed or repurchased. If the notes are subject to redemption or repurchase, you may convert your notes at any time before the close of business on the second business day immediately preceding the date fixed for redemption or repurchase unless we default in making the payment due upon redemption or repurchase. In each case, the initial conversion rate is equal to 136.426 shares per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $7.33 per share. The conversion rate is subject to adjustment as described below.

You can convert the note by delivering the note to the trustee’s corporate trust office, accompanied by a duly signed and completed notice of conversion, a copy of which is attached to the indenture and may be obtained from the trustee. In the case of a global note, we have been informed that DTC will effect the conversion upon notice from the holder of a beneficial interest in the global note in accordance with DTC’s rules and procedures. The conversion date will be the date on which the note and the duly signed and completed notice of conversion are so delivered to the trustee. Unless we elect to pay cash as described below under “Payment Upon Conversion,” as promptly as practicable on or after the conversion date, we will issue and deliver to the trustee a certificate or certificates for the number of full shares of common stock issuable upon conversion, together with payment in cash in lieu of any fractional shares, and the trustee shall deliver the certificate(s) to the conversion agent for delivery to the holder of the note being converted. The shares of our common stock issuable upon conversion of the notes will be fully paid and nonassessable.

If you surrender a note for conversion on a date that is not an interest payment date, you will not be entitled to receive any interest for the period from the preceding interest payment date to the date of conversion, except as described below. However, if you are a holder of a note on a regular record date, including a note that is subsequently surrendered for conversion after the regular record date, you will receive the interest payable on such note on the next interest payment date. To correct for this resulting overpayment of interest, we will require that any note surrendered for conversion during the period from the close of business on a regular record date to the opening of business on the next interest payment date be accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of notes being surrendered for conversion. However, you will not be required to make that payment if you are converting a note, or a portion of a note, that we have called for redemption, or that you are entitled to require us to repurchase from you, if your conversion right would terminate because of the redemption or repurchase between the regular record date and the close of business on the next interest payment date.

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No other payment or adjustment for interest will be made upon conversion. If you receive common stock upon conversion of a note, you will not be entitled to receive any dividends payable to holders of common stock as of any record date before the close of business on the conversion date. We will not issue fractional shares upon conversion of notes. Instead, we will pay an amount in cash based on the closing sales price of our common stock on the conversion date.

If you deliver a note for conversion, you will not be required to pay any taxes or duties in respect of the issuance or delivery of common stock on conversion. However, you will be required to pay any tax or duty that may be payable in respect of any transfer involved in the issuance or delivery of our common stock in a name other than yours. We will not issue or deliver certificates representing shares of common stock unless the person requesting the issuance or delivery has paid to us the amount of any such tax or duty or has established to our satisfaction that no such tax or duty is payable.

Adjustments to Conversion Rate

The conversion rate is subject to adjustment if, among other things:

(1)	there is a dividend or other distribution payable in common stock on shares of our common stock;

(2)
we issue to all holders of common stock any rights, options or warrants entitling them to subscribe for or purchase common stock at less than the then current market price, calculated as described in the indenture, of our common stock (other than rights, options or warrants that by their terms will also be issued to holders of notes upon conversion of the notes into shares of common stock or that are distributed to our stockholders upon a merger or consolidation); however, if those rights, options or warrants are only exercisable upon the occurrence of specified triggering events, then the conversion rate will not be adjusted until the triggering events occur; provided that the conversion price will be readjusted to the extent such rights, options or warrants are not exercised prior to their expiration;

(3)	we subdivide, reclassify or combine our common stock;

(4)	we distribute to all holders of our common stock evidences of our indebtedness, shares of capital stock, cash or assets, including securities, but excluding:

- those dividends, rights, options, warrants and distributions referred to in paragraphs (1) and (2) above;

- certain rights, options or warrants distributed pro rata to holders of common stock and for which adequate arrangements are made for holders of notes to receive their rights, options and warrants upon conversion of the notes;

- dividends, distributions or tender offers paid in cash; and

- distributions upon a merger or consolidation as discussed below;

(5)
we make a distribution consisting exclusively of cash (excluding portions of distributions referred to in clause (4) above and cash distributed upon a merger or consolidation as discussed below) to all holders of our common stock; or

(6)	the successful completion of a tender offer made by us or any of our subsidiaries for our common stock.

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On conversion, the holders of notes will also receive, to the extent they receive shares of our common stock upon conversion, the rights under any future shareholder rights plan (i.e., a poison pill) we may establish, whether or not the rights are separated from our common stock prior to conversion. A distribution of rights pursuant to such a shareholder rights plan will not trigger a conversion rate adjustment pursuant to clauses (2) or (4) above so long as we have made proper provision to provide that holders will, to the extent they receive shares of our common stock upon conversion, also receive such rights in accordance with the terms of the indenture.

We reserve the right to make such increases in the conversion rate in addition to those required by the provisions described above as we may consider to be advisable so that any event treated for United States federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by an amount for any period of at least 20 business days if our board of directors has determined that such increase would be in our best interest. If our board makes such a determination it will be conclusive. We will give you notice at least 15 days prior to the effective date of such change in the conversion rate. We will not be required to make any adjustment to the conversion rate until the cumulative required adjustments amount to 1.0% or more of the conversion rate. We will compute any adjustments to the conversion rate and give notice to the holders of any such adjustments.

If we merge into or consolidate with another person or sell or transfer all or substantially all of our assets, each note then outstanding will, without the consent of the holder of any note, become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of common stock into which the note was convertible immediately prior to the merger, consolidation or sale. This calculation will be made based on the assumption that the holder of common stock failed to exercise any rights of election that the holder may have had to select a particular type of consideration. The adjustment will not be made for a merger that does not result in any reclassification, conversion, exchange or cancellation of our common stock.

In the event of:

•	a taxable distribution to holders of common stock which results in an adjustment to the conversion rate; or

•	an increase in the conversion rate at our discretion,

the holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. This generally would occur, for example, if we adjust the conversion rate to compensate holders for cash dividends on our common stock and could also occur if we make other distributions of cash or property to our stockholders.

Payment Upon Conversion

At any time prior to maturity of the notes, we have the option to unilaterally and irrevocably elect to settle our conversion obligations following such election in cash and, if applicable, shares of our common stock, as described below. If we make such an election, rather than receiving shares of our common stock if you surrender your notes for conversion, you will receive, in respect of each $1,000 principal amount of notes;

•	cash in the amount (the “Cash Amount”) equal to the lesser of:

-	principal amount of each note, or

-	the conversion value (as described below); and

•
to the extent the conversion value exceeds $1,000, a number of shares of our common stock (which we refer to as the “residual value shares”) equal to the sum of the daily trading share amounts (calculated as described below) for each of the 20 consecutive trading days in the applicable conversion reference period (as described below); provided, however, we will pay cash in lieu of fractional shares otherwise issuable upon conversion of the notes.

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The “applicable conversion reference period” means the 20 consecutive trading days beginning on the third trading day following the conversion date.

The “conversion value” is equal to the product of (1) the applicable conversion rate, and (2) the average of the closing sale prices of our common stock for each of the 20 consecutive trading days in the applicable conversion reference period.

The “daily trading share amount” for each day in the applicable conversion reference period is equal to the greater of:

•	zero; or

•	a number of shares determined by the following formula:

(closing sale price X applicable conversion rate) - $1,000
20 X closing sale price

If we do elect to pay cash in the Cash Amount, we will notify you through the trustee of the amount to be satisfied in cash at any time on or before the date that is three business days following receipt of your notice of conversion (the “cash settlement notice period”).

The number of fractional shares to be paid, if any, will be determined by the closing sale price on the first trading day of the applicable conversion reference period.

We will determine the conversion value, the daily trading share amount, the calculation of the excess of the conversion value over the principal amount and the number of shares deliverable to you as promptly as practicable following our calculation of these amounts. We may not have the financial resources, and we may not be able to arrange for financing, to pay the principal amount of notes that are surrendered for conversion.

Optional Redemption

We may redeem the notes on or after December 31, 2009, on at least 30 days and no more than 60 days notice, in whole or in part, in cash at the following redemption prices expressed as percentages of the principal amount:

Period	Redemption Price
Beginning on December 31, 2009 to December 31, 2010	102.00%
Beginning on December 31, 2010 and thereafter	100.00%

In each case, together with accrued interest up to but not including the redemption date.

No sinking fund is provided for the notes. Prior to December 31, 2009, we may not redeem the notes.

If less than all of the outstanding notes are to be redeemed, the trustee shall select the notes to be redeemed in principal amounts at maturity of $1,000 or integral multiples thereof. In this case the trustee may select the notes by lot, pro rata or by any other method the trustee considers fair and appropriate or in any manner required by the depositary.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

If a fundamental change (as defined below) occurs at any time prior to December 31, 2009, you will have the right, at your option, to require us to repurchase all of your notes not previously repurchased or called for redemption, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000. The price we are required to pay is 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

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Within 20 days after the occurrence of a fundamental change, we are obligated to give each registered holder of notes notice of the fundamental change, which notice must state, among other things, the fundamental change repurchase right arising as a result of the fundamental change and the procedures that holders must follow to exercise these rights. We must also deliver a copy of this notice to the trustee. To exercise the fundamental change repurchase right, a registered holder must deliver on or before the 20th day after the date of our notice, written notice, to the trustee of such holder’s exercise of its fundamental change repurchase right, together with the notes with respect to which the right is being exercised. We are required to repurchase the notes on the date that is 20 business days after the date of our notice (a “fundamental change repurchase date”).

The holder’s written notice must state among other things:

•
if certificated notes have been issued, the certificate numbers of the notes to be delivered for repurchase, and if the notes are not in certificated form, a holder’s fundamental change repurchase notice must comply with appropriate DTC procedures;

•	the portion of the principal amount of notes to be repurchased, in integral multiples of $1,000; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued that any of the following occurs:

(1) our common stock (or other common stock into which the notes are convertible) is neither listed for trading on any U.S. national securities exchange or the London Stock Exchange, nor approved for listing on The Nasdaq Global Market (at such time that The Nasdaq Global Market is not a U.S. national securities exchange) or any successor to The Nasdaq Global Market;

(2) any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of us and our subsidiaries to any person (other than a subsidiary); provided, however, that a transaction where the holders of all classes of our common equity (as defined below) immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of such person immediately after such transaction shall not be a fundamental change;

(3) consummation of any share exchange, consolidation or merger of us pursuant to which the common stock will be converted into cash, securities or other property; provided, however, that a transaction where the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee immediately after such event shall not be a fundamental change;

(4) a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act (other than us, our subsidiaries or our employee benefit plans)) files a Schedule 13D or a Schedule TO, disclosing that it has become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of our common equity representing more than 50% of the voting power of our common equity; or

(5) our stockholders approve any plan or proposal for our liquidation or dissolution; provided, however, that a liquidation or dissolution of Jazz that is part of a transaction described in clause (2) above that does not constitute a fundamental change under the proviso contained in that clause shall not constitute a fundamental change.

“Common equity” of any person means capital stock of such person that is generally entitled to (1) vote in the election of directors of such person or (2) if such person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such person.

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However, a fundamental change will not be deemed to have occurred if 90% of the consideration for the common stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, if any) in the transaction or transactions constituting the fundamental change consists of another person’s common equity or American Depositary Shares representing shares of another person’s common equity traded on a U.S. national securities exchange or quoted on the Nasdaq Global Market (at such time that the Nasdaq Global Market is not a U.S. national securities exchange), or which will be so traded or quoted when issued or exchanged in connection with the fundamental change, and as a result of such transaction or transactions the notes become convertible solely into such common equity or American Depositary Shares.

For purposes of these provisions:

•	whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act; and

•	a “person” includes any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

The definition of fundamental change includes a phrase relating to the sale, lease or transfer of all or substantially all of our assets. There is no precise, established definition of the phrase “substantially all “ under applicable law. Accordingly, your ability to require us to repurchase your notes as a result of the conveyance, sale, transfer or lease of less than all of our assets may be uncertain.

In connection with any repurchase offer pursuant to these provisions, we will:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable;

•	file Schedule TO or any other required schedule under the Exchange Act; and

•	otherwise comply with the federal and state securities laws.

The foregoing provisions would not necessarily provide you with protection if we are involved in a highly leveraged or other transaction that may adversely affect you. For example, we could, in the future, enter into transactions, including recapitalizations, that would not constitute a fundamental change but that would increase the amount of our indebtedness or our subsidiaries’ indebtedness, some or all of which could be effectively senior to the notes.

We cannot assure you that we will have the financial resources, or will be able to arrange financing to pay the fundamental change repurchase price for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right. In addition, our ability to repurchase notes will be limited by our senior secured revolving credit facility and may be limited by the terms of our then-existing indebtedness or financing agreements. No notes may be repurchased at the option of holders if there has occurred and is continuing an event of default, other than an event of default that is cured by the payment of the repurchase price of all such notes. If we were to fail to repurchase the notes when required by holders following a fundamental change, an event of default under the indenture would occur. Any such default may, in turn, cause an event of default under our other debt.

Payment of the fundamental change repurchase price for a note for which a fundamental change repurchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the note, together with necessary endorsements, to the paying agent at any time after delivery of the fundamental change repurchase notice. Payment of the fundamental change repurchase price for the note will be made promptly following the later of the fundamental change repurchase date or the time of delivery of the note.

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If the paying agent holds money or securities sufficient to pay the fundamental change repurchase price of the note on the business day following the fundamental change repurchase date in accordance with the terms of the indenture, then, immediately after the fundamental change repurchase date, the note will cease to be outstanding and interest on such note will cease to accrue, whether or not the note is delivered to the paying agent. Thereafter, all other rights of the holder will terminate, other than the right to receive the fundamental change repurchase price upon delivery of the note. This will be the case whether book-entry transfer of the notes is made or whether the notes are delivered to the paying agent.

Make Whole Premium Upon a Fundamental Change

If a fundamental change, as defined above under the section titled “—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” occurs prior to December 31, 2009, we will pay, to the extent described below, a make whole premium if you convert your notes in connection with any such transaction by issuing additional shares of common stock upon conversion of the notes if and as required below. A conversion of the notes by a holder will be deemed for these purposes to be “in connection with” a fundamental change if the conversion notice is received by the conversion agent on or subsequent to the date 10 trading days prior to the date announced by us as the anticipated effective date of the fundamental change but before the close of business on the business day immediately preceding the related fundamental change purchase date. Any make whole premium will be in addition to, and not in substitution for, any cash, securities or other assets otherwise due to holders of notes upon conversion. Any make whole premium will be determined by reference to the table below and is based on the date on which the fundamental change becomes effective, which we refer to as the “effective date,” and the price, which we refer to as the “stock price,” paid, or deemed to be paid, per share of our common stock in the transaction constituting the fundamental change, subject to adjustment as described below. If holders of our common stock receive only cash in the fundamental change, the stock price shall be the cash amount paid per share of our common stock. In all other cases, the stock price shall be the average of the closing prices of our common stock for each of the 10 trading days immediately prior to but not including the effective date. The following table shows what the make whole premium would be for each hypothetical stock price and effective date set forth below, expressed as additional shares of common stock per $1,000 principal amount of notes.

No. of Additional Shares per $1,000 Principal Amount of Notes

	Stock Price
Effective Date	$5.64	$6.00	$6.50	$7.00	$7.50	$8.00	$8.50	$9.00	$9.50	$10.00	$10.50	$11.00	$11.50	$12.00
12/31/06	40.879	35.966	30.584	26.114	22.373	19.225	16.565	14.311	12.400	10.780	9.409	8.300	7.330	6.525
12/31/07	40.879	32.535	26.648	21.887	18.428	15.651	13.319	11.357	9.706	8.321	7.163	6.201	5.410	4.767
12/31/08	40.879	27.657	21.375	16.420	12.659	9.680	7.640	6.104	4.836	3.894	3.232	2.722	2.430	2.245
12/31/09	40.879	23.620	14.496	7.389	1.563	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

The actual stock price and effective date may not be set forth on the table, in which case:

•
if the actual stock price on the effective date is between two stock prices on the table or the actual effective date is between two effective dates on the table, the make whole premium will be determined by a straight-line interpolation between the make whole premiums set forth for the two stock prices and the two effective dates on the table based on a 365-day year, as applicable;

•	if the stock price on the effective date exceeds $12.00 per share, subject to adjustment as described below, no make whole premium will be paid; and

•	if the stock price on the effective date is less than $5.64 per share, subject to adjustment as described below, no make whole premium will be paid.

The stock prices set forth in the first column of the table above will be adjusted as of any date on which the conversion rate of the notes is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares set forth in the table above will be adjusted in the same manner as the conversion rate as set forth above under the section titled “— Conversion Rights — Adjustments to Conversion Rate,” other than by operation of an adjustment to the conversion rate by adding the make whole premium as described above.

41.

Notwithstanding the foregoing, in no event will the conversion rate exceed 177.305 per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate.

The obligation to deliver additional shares as described above will not apply to any fundamental change occurring after December 31, 2009.

The additional shares delivered to satisfy our obligations to holders that convert their notes in connection with a fundamental change will be delivered upon the later of the settlement date for the conversion and promptly following the effective date of the fundamental change transaction.

Our obligation to deliver the additional shares to holders that convert their notes in connection with a fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Merger and Sales of Assets by Jazz

The indenture provides that we may not consolidate with or merge into any other person or sell, lease, or otherwise transfer (in one transaction or a series of transactions) all or substantially all of the consolidated assets of us and our subsidiaries to any person, unless among other things:

(1)	the resulting, surviving or transferee person (if other than Jazz) is a corporation organized and existing under the laws of:

(a) the United States, any state thereof or the District of Columbia; or

(b) any member country of the European Union, or any other country if the organization and existence of such person in such country would not impair the rights of holders and such resulting, surviving or transferee person has common stock, or American Depository Receipts representing such common stock, trading on a national securities exchange in the United States;

(2)	such person assumes all of our obligations under the notes and the indenture;

(3)	we or such successor person shall not immediately thereafter be in default under the indenture; and

(4)	other conditions described in the indenture are met.

Upon the assumption of our obligations by such a person in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the notes and the indenture. Although such transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change of Jazz permitting each holder to require us to repurchase the notes of such holder as described above.

An assumption of our obligations under the notes and the indenture by such corporation might be deemed for United States federal income tax purposes to be an exchange of the notes for new notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

There is no precise, established definition of the phrase “substantially all “ under applicable law relating to the transfer of properties and assets under applicable law and accordingly there may be uncertainty as to whether the foregoing provision would apply to a sale or lease of less than all our assets.

42.

Events of Default; Notice and Waiver

The indenture provides that, except as provided below, if an event of default specified therein shall have happened and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare the principal amount of the notes outstanding plus accrued and unpaid interest through, but excluding, the date of such declaration to be immediately due and payable. In the case of certain events of bankruptcy or insolvency, the principal amount of the notes outstanding plus accrued and unpaid interest through the occurrence of such event shall automatically become and be immediately due and payable.

The sole remedy for an event of default specified in paragraph (5) below arising out of any breach of our obligation under the indenture to file periodic or other reports (including pursuant to section 314(a)(1) of the Trust Indenture Act) shall consist exclusively of the right to receive additional interest on the notes in the amount of 0.50% per annum for the first 120 days after the occurrence and during continuance of such event of default. This additional interest will be in addition to any additional interest that may accrue and be payable under the registration rights agreement and will be payable in the same manner as additional interest accruing under the registration rights agreement; provided that the aggregate of all such additional interest shall not exceed 0.50% per annum. Once the event giving rise to the additional interest has been cured, the interest payable on the notes will return to the initial 8% interest rate (excluding any additional interest payable under the registration rights agreement). If such event of default has not been cured or waived prior to such 120th day, then either the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare the principal amount of the notes outstanding plus accrued and unpaid interest through, but excluding, the date of such declaration to be immediately due and payable.

Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences. Interest shall, to the extent permitted by law, accrue and be payable on demand upon a default in the payment of the principal amount, a redemption price or a fundamental change repurchase price with respect to any note and such interest shall be compounded semi-annually.

Under the indenture, an event of default includes any of the following:

(1)	default in payment of the principal amount, a redemption price or a fundamental change repurchase price with respect to any note when such becomes due and payable;

(2)	default in payment of any interest due on the notes, which default continues for 30 days;

(3)
a default in our obligation to deliver the settlement amount upon conversion of the notes, together with cash in respect of any fractional shares, upon conversion of any notes and such default continues for a period of five business days or more;

(4)	failure to give notice of a fundamental change when required to do so;

(5)
default in the performance or breach of any other covenant or warranty by us in the indenture or any default by a subsidiary in the performance or breach of any other covenant or warranty by a subsidiary in a subsidiary guaranty, which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding notes; and

(6)
(a) failure by us or any subsidiary to make any payment by the end of any applicable grace period of indebtedness, which term as used in the indenture means our or our subsidiaries’ obligations (other than non-recourse obligations) for borrowed money or evidenced by bonds, debentures, notes or similar instruments in an amount in excess of $5.0 million and continuance of such failure for thirty days, or (b) the acceleration of indebtedness in an amount in excess of $5.0 million because of a default with respect to such indebtedness and such indebtedness is not discharged or such acceleration is not cured, waived, rescinded or annulled within 30 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the notes then outstanding; provided, however, that if any such failure or acceleration referred to in (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the event of default by reason thereof shall be deemed not to have occurred; or

43.

(7)	certain events of bankruptcy or insolvency of Jazz or any significant subsidiary.

A “significant subsidiary” is a subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”), as in effect on the date of the indenture.

The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding notes, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, provided that such direction shall not be in conflict with any law or the indenture and subject to certain other limitations. Before proceeding to exercise any right or power under the indenture at the direction of such holders, the trustee shall be entitled to receive from such holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

No holder of any note will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or the notes or for the appointment of a receiver or trustee, or for any remedy under the indenture or the notes, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default; and

•
the holders of at least a majority in aggregate principal amount of the notes have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the notes a direction inconsistent with that request and has failed to institute the proceeding within 60 days after such written notice and offer of indemnity.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of the notes of any default or event of default other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders.

Modification and Waiver

Without the consent of any holder of notes, we and the trustee may amend the indenture to:

•	cure any ambiguity, omission, defect or inconsistency;

•	provide for the assumption by a successor corporation of our obligations under the indenture

•	provide for conversion rights of holders of notes if any reclassification or change of our common stock or any consolidation, merger or sale of substantially all of our assets occurs;

•	increase in the conversion rate, provided that the increase will not adversely affect the interests of the holders of the notes;

44.

•	provide for acceptance of appointment under the indenture of a successor trustee;

•	provide for un-certificated notes in addition to certificated notes (so long as any un-certificated notes are in registered form for purposes of the Internal Revenue Code);

•	make any change that does not adversely affect the rights of any holder of notes;

•
make any change to comply with the Trust Indenture Act of 1939, or to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939; or

•	add to our covenants or obligations under the indenture or surrender any right, power or option conferred by the indenture on us.

In addition, modification and amendment of the indenture or the notes may be effected by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the notes then outstanding. However, without the consent of each holder affected thereby, no amendment may, among other things:

•
reduce the principal amount, reduce the rate or change the time of payment of interest on any note, redemption price or fundamental change repurchase price with respect to any note, or extend the stated maturity of any note or make any note payable in money or securities other than that stated in the notes;

•
make any reduction in the principal amount of notes whose holders must consent to an amendment or any waiver under the indenture or modify the indenture provisions relating to such amendments or waivers;

•	make any change that adversely affects the right to convert any note or the right to require us to repurchase a note;

•	impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the notes; or

•	make any amounts payable with respect to the notes payable in currency other than that stated in the notes.

No amendment to cure any ambiguity, defect or inconsistency in the indenture made solely to conform the indenture to the description of the notes contained in this prospectus will be deemed to adversely affect the interests of the holders of the notes.

The holders of a majority in principal amount of the outstanding notes may, on behalf of the holders of such notes waive any existing or past default under the indenture and its consequences, except a default in the payment of the principal amount, accrued and unpaid interest or fundamental change repurchase price or in respect of any provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

Registration Rights

We entered into a registration rights agreement with the initial purchasers of the notes. In the registration rights agreement we agreed, for the benefit of the holders of the notes and the shares of common stock issuable upon conversion of the notes, commonly referred to as the registrable securities, but excluding securities that are eligible for disposition under Rule 144(k) of the Securities Act, that we will, at our expense, use our reasonable efforts to keep the shelf registration statement, of which this prospectus forms a part, effective until:

45.

(1)
the expiration of the holding period applicable to such securities held by persons who are not affiliates of us under Rule 144(k) under the Securities Act or any successor previously subject to specific permitted exceptions (referred to herein as the “effectiveness period”), or

(2)	if earlier, there are no outstanding registrable securities.

Notwithstanding any postponement of the effectiveness of the shelf registration statement, we shall be required to pay additional interest on the principal amount of transfer restricted notes then outstanding if (i) the shelf registration statement ceases to be effective, other than due to a suspension period (as discussed below) and we fail to file and have declared effective a post-effective amendment to make such shelf registration statement effective within 5 business days, (ii) the suspension periods (as discussed below) exceed 90 calendar days in any 12 month calendar period, or (iii) we fail to timely comply with any of our obligations under clauses (i) and (ii) above, provided that such failure is not solely due to a holder of the notes to deliver a completed and signed notice and questionnaire. During the first 90 days following the occurrence of any of the events described in clauses (i)-(iii) above, the additional interest will be in the amount of 0.25% per annum, increasing at the end of such 90-day period by 0.25% per annum, subject to a maximum rate of 0.50% per annum until the event giving rise to the additional interest has been cured. Once the event giving rise to the additional interest has been cured, the interest payable on the notes will return to the initial 8% interest rate.

We will provide to each holder of registrable securities, upon request, copies of this prospectus, notify by press release each holder when the shelf registration statement has become effective and take certain other actions required to permit public resales of the registrable securities.

Upon written notice to all the holders of notes, we will be permitted to suspend the use of this prospectus in connection with sales of registrable securities during prescribed periods of time if we possess material non-public information the disclosure of which would have a material adverse effect on us. The periods during which we can suspend the use of this prospectus may not exceed a total of 90 calendar days in any 12-month calendar period and not exceed 45 consecutive calendar days in any 12-month period. Upon receipt of such notice, the holders of notes are required to cease disposing of securities under this prospectus and to keep the notice confidential.

A holder who elects to sell any registrable securities pursuant to the shelf registration statement of which this prospectus forms a part will be required to be named as a selling securityholder in the related prospectus, may be required to deliver a prospectus to purchasers, may be subject to certain civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that apply to a holder making such an election, including certain indemnification provisions.

We agree in the registration rights agreement to use our reasonable best efforts to cause the shares of common stock issuable upon conversion of the notes to be quoted on the American Stock Exchange. However, if the common stock is not then quoted on the American Stock Exchange, we will use our reasonable best efforts to cause the shares of common stock issuable upon conversion of the notes to be quoted or listed on whichever market or exchange the common stock is then quoted or listed, if any, on or prior to the effectiveness of the shelf registration statement.

This summary of certain provisions of the registration rights agreement is not complete and is subject to, and qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which we will make available to beneficial owners of the notes upon request to us.

Discharge of the Indenture

We may be discharged from any and all obligations under the indenture (except for certain obligations to register the transfer or exchange of notes, to replace stolen, lost or mutilated notes, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon delivering to the trustee for cancellation all outstanding notes or depositing with the trustee, in trust, the paying agent or the conversion agent, if applicable after the notes have become due and payable, whether at stated maturity, or any redemption date or a fundamental change repurchase date, or upon conversion or otherwise, cash or common stock (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us.

46.

Calculations in Respect of Notes

We or our agents will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determination of the conversion reference period, the conversion price, the conversion value, conversion rate adjustments and amounts of interest, if any, on the notes. We or our agents will make all these calculations in good faith and, absent manifest error, our and their calculations will be final and binding on holders of notes. We or our agents will provide a schedule of these calculations to the trustee, and the trustee is entitled to conclusively rely upon the accuracy of these calculations without independent verification.

Transfer and Exchange

A holder may transfer or exchange the notes in accordance with the procedures set forth in the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any note selected for redemption. Also, the registrar is not required to transfer or exchange any note for a period of 15 days before a selection of the notes to be redeemed.

The registered holder of a note will be treated as the owner of it for all purposes.

Governing Law

The indenture, the notes, and the registration rights agreement are governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

U.S. Bank National Association is the trustee, registrar, paying agent and conversion agent under the indenture. We may maintain deposit accounts and conduct other banking transactions with the trustee in the normal course of business.

No Personal Liability of Stockholders, Officers, Directors and Employees

No direct or indirect stockholder, officer, director or employee, as such, past, present or future of Jazz or any of Jazz’s direct or indirect subsidiaries, or any successor entity, shall have any liability in respect of our obligations under the indenture or the notes solely by reason of his or its status as such stockholder, officer, director or employee.

Absence of Public Market

Except for PORTALSM, which will not be available for notes sold under this registration statement, there currently is no trading market for the notes and we do not intend to apply for listing of the notes on any securities exchange or other stock market. Accordingly, no market for the notes may develop, and any market that does develop may not last. Furthermore, we have the right, pursuant to the registration rights agreement, to suspend the use of this registration statement in certain circumstances. In the event of such a suspension, you would not be able to sell any notes or shares of common stock issuable upon the exchange of notes. Future trading prices of the notes will depend upon many factors including, among other things, prevailing interest rates, our operating results, the price of our common stock and the market for similar securities. One of the initial purchasers, CRT Capital Group LLC, has informed us that it intends to make a market in the notes offered hereby; however, it is not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of the notes.

47.

SELLING SECURITYHOLDERS

We originally issued the notes in private placements to CRT Capital Group LLC (“CRT”) and Needham & Company, LLC, as the initial purchasers, in December 2006 pursuant to Section 4(2) of the Securities Act. The notes were resold by the initial purchaser to qualified institutional buyers under Rule 144A under the Securities Act. Those purchasers may have made subsequent transfers of the notes to purchasers that are qualified institutional buyers pursuant to Rule 144A. We have no knowledge whether the selling securityholders listed below received the notes on the initial distributions or through subsequent transfers after the close of the initial private placements. Selling securityholders, including their transferees, distributes, donees, pledgees, other successors-in-interest or their successors, may offer and sell the notes and the underlying common stock pursuant to this prospectus.

The following table sets forth information as of May 15, 2007 regarding the principal amount of notes and the underlying common stock, beneficially owned by each selling securityholder, that may be offered using this prospectus. Information with respect to beneficial ownership is based upon information provided by or on behalf of the selling securityholders.

Unless otherwise described below, to our knowledge and except for CRT, no selling securityholder nor any of its affiliates has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus.

A selling securityholder may offer all, some or none of the notes and shares of the common stock issuable upon conversion of the notes. Accordingly, no estimate can be given as to the amount or percentage of notes or our common stock that will be held by the selling securityholders upon termination of sales pursuant to this prospectus. In addition, the selling securityholders identified below may have sold, transferred or disposed of all or a portion of their notes since the date on which they provided the information regarding their holdings in transactions exempt from the registration requirements of the Securities Act. Information about the selling securityholders may change over time. Changed information will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and as required. Except for CRT, we have no arrangements or understandings with any securityholders to distribute the securities.

Name	Principal Amount of Notes Beneficially Owned that may be Offered ($)	Percentage of Notes Outstanding (%)	Number of Shares of Common Stock Beneficially Owned	Number of Shares of Common Stock that may be Offered(1)	Percentage of Common Stock Outstanding (%)(2)
Abbott Laboratories Annuity Retirement Plan (3)	98,000	*	13,370	13,370	*
ACE Tempest Reinsurance Ltd. (4)	305,000	*	41,610	41,610	*
Acuity Master Fund Ltd. (5)	2,300,000	1.4%	313,780	313,780	1.3%
Akanthos Arbitrage Master Fund, L.P. (6)	6,500,000	3.9%	955,769	886,769	4.0%
Alexandra Global Master Fund Ltd. (7)	3,000,000	1.8%	409,278	409,278	1.7%
Altma Fund Sicav PLC In Respect of Trinity Sub-Fund (8)	537,000	*	73,261	73,261	*
AM International E MAC 63 LTD (8)	1,365,000	*	186,221	186,221	*
AM Master Fund I, LP (8)	1,705,000	1%	232,606	232,606	1%
Arch Reinsurance Ltd. (4)	580,000	*	79,127	79,127	*
Argent Classic Convertible Arbitrage Fund L.P. (9)	460,000	*	62,756	62,756	*
Argent Classic Convertible Arbitrage Fund II, L.P. (9)	100,000	*	13,643	13,643	*
Argent Classic Convertible Arbitrage Fund Ltd. (9)	2,590,000	1.6%	353,343	353,343	1.5%
Argentum Multi-Strategy Fund Ltd- Classic (9)	40,000	*	5,457	5,457	*
Carlyle Multi-Strategy Master Fund, Ltd. (24)	500,000	*	68,213	68,213	*
CASAM Argent Classic Convertible Arbitrage Fund Limited(9)	80,000	*	10, 914	10,914	*

48.

CRT Capital Group LLC (10)	2,400,000	1.4%	1,233,473	327,422	4.9%
DBAG London (11)	560,000	*	76,399	76,399	*
Delta Air Lines Master Trust (4)	140,000	*	19,100	19,100	*
Elite Classic Convertible Arbitrage Ltd. (9)	80,000	*	10,914	10,914	*
Franklin & Marshall College (3)	53,000	*	7,231	7,231	*
General Motors Employees Global Group Pension Trust (4)	1,115,000	*	152,115	152,115	*
General Motors Foundation, Inc. (4)	80,000	*	10,914	10,914	*
General Motors Investment Management Corp. (12)	5,000,000	3.0%	682,130	682,130	2.8%
GPC LX, LLC (13)	825,000	*	112,551	112,551	*
Harbor Drive Special Situations Master Fund Ltd. (25)	2,250,000	1.3%	306,959	306,959	1.3%
Highbridge Convertible Arbitrage Master Fund LP (14)	560,000	*	76,399	76,399	*
Highbridge International LLC (15)	5,040,000	3.0%	687,587	687,587	2.8%
Investcorp Silverback Arbitrage Master Fund Limited (16)	3,400,000	2.0%	653,348	463,848	2.7%
Kamunting Street Master Fund, Ltd (17)	2,400,000	1.4%	327,422	327,422	1.3%
Legg Mason Partners Convertible Fund (12)	900,000	*	122,783	122,783	*
LGT Capital Invest (SC3) Limited - U.S. High Yield Convertible (3)	493,000	*	67,258	67,258	*
Lyxor/Acuity Fund Ltd. (18)	2,700,000	1.6%	368,350	368,350	1.5%
Lyxor/AM Investment Fund LTD (8)	293,000	*	39,973	39,973	*
Mariner LDC (23)	2,250,000	1.3%	306,959	306,959	1.3%
Marsh & McLennan Companies, Inc. U.S. Retirement Plan - High Yield (3)	110,000	*	15,007	15,007	*
Microsoft Capital Group, L.P. (4)	280,000	*	38,199	38,199	*
OCM Global Convertible Securities Fund (4)	110,000	*	15,007	15,007	*
OCM High Income Convertible Limited Partnership (4)	320,000	*	43,656	43,656	*
OCM High Income Convertible Fund II Limited Partnership (4)	380,000	*	51,842	51,842	*
Putnam Convertible Income - Growth Trust (3)	3,422,000	2.1%	466,850	466,850	1.9%
Putnam High Income Securities Fund (3)	532,000	*	72,579	72,579	*
Putnam High Yield Advantage Fund (3)	822,000	*	112,142	112,142	*
Putnam High Yield Fixed Income Fund, LLC (3)	6,000	*	819	819	*
Putnam High Yield Trust (3)	2,357,000	1.4%	321,556	321,556	1.3%
Putnam Variable Trust - Putnam VT High Yield Fund (3)	607,000	*	82,811	82,811	*
Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio (19)	8,000,000	4.8%	1,108,508	1,091,408	4.4%
Ramius Master Fund, Ltd (22)	2,400,000	1.4%	327,422	327,422	1.3%
RCG Halifax Fund, Ltd (27)	300,000	*	40,928	40,928	*
RCG Latitude Master, Ltd (30)	4,500,000	2.7%	613,917	613,917	2.5%
RCG PB, Ltd. (26)	2,700,000	1.6%	368,350	368,350	1.5%
Richard King Mellon Foundation (4)	295,000	*	40,246	40,246	*
Riva Ridge Master Fund, Ltd. (23)	2,750,000	1.6%	375,172	375,172	1.5%
S.A.C. Arbitrage Fund, LLC (20)	8,000,000	4.8%	1,091,408	1,091,408	4.4%
San Diego County Employee’s Retirement Association(4)	105,000	*	14,325	14,325	*
SGAM AI Boreal (8)	1,875,000	1.1%	255,799	255,799	1.1%
Tennenbaum Multi-Strategy Master Fund (21)	10,000,000	6.0%	1,364,260	1,364,260
The Long-Term Investment Trust (4)	990,000	*	135,062	135,062	*
Travelers Series Trust - Managed Asset Trust (VA Fund)- Convertible (12)	125,000	*	17,053	17,053	*
Tribeca Convertible, LP (31)	4,000,000	2.4%	545,704	545,704	2.2%
Tripar Partnership (4)	305,000	*	41,610	41,610	*
Virginia Retirement System (4)	905,000	*	123,466	123,466	*

49.

Wolverine Convertible Arbitrage Funds Trading Limited (29)	6,675,000	4.0%	1,231,431	910,644	4.9%
Xavex Convertible Arbitrage 5 (28)	300,000	*	40,928	40,928	*
Xavex Convertible Arbitrage 10 Fund (9)	150,000	*	20,464	20,464	*
Any other selling securityholder or future transferee from any such holder (32)

* Less than 1%.

(1)
Assumes conversion of all of the holder’s notes at a conversion rate of 136.426 shares of common stock per $1,000 principal amount of notes. However, this conversion rate will be subject to adjustment as described under “Description of the Notes—Conversion Rights.” As a result, the number of shares of common stock issuable upon conversion of the notes may increase or decrease in the future.

Pursuant to the terms of the indenture governing the terms of the notes, no fractional shares will be issued upon exchange. Instead of fractional shares, the holders of the notes will receive cash in the amount equal to the same fraction of the closing sale price of the common stock as set forth on the New York Stock Exchange on the business day preceding the day the notes are exchanged into shares of common stock. Therefore, the total sum of shares listed in this column are less than the total shares of common stock being registered pursuant to the registration statement of which this prospectus is a part.

(2)
Calculated based on Rule 13d-3(d)(1)(i)), using 23,957,457 shares of common stock outstanding as of May 14, 2007. In calculating the amount for each holder, we treated as outstanding the number of shares of common stock issuable upon conversion of all of that holder’s notes, but we did not assume conversion of any other notes.

(3)
The selling securityholder is managed by one of Putnam Investment Management, LLC, The Putnam Advisory Company, LLC or Putnam Fiduciary Trust Company (together the “Managers”), each of which through a series of holding companies, is owned by Marsh & McLennan Companies, Inc., a publicly-held corporation. Each of the Managers is under common ownership with Putnam Retail Management, LP, a registered broker-dealer.

(4)
Oaktree Capital Management LLC (“Oaktree”) is the investment manager of the selling securityholder with respect to these securities. It does not own any equity interest in the selling securityholder, but has voting and dispositive power over these securities. Andrew Watts is a managing director of Oaktree and is the portfolio manager for the selling securityholder. Mr. Watts, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of these securities, except for their pecuniary interest therein. Oaktree has an affiliate that is a broker-dealer, OCM Investments, LLC (“OCM”). Oaktree is the majority owner of OCM. Due to Oaktree’s affiliation with OCM, it may be considered a registered broker-dealer and therefore an “underwriter” within the meaning of Section 2(11) of the Securities Act.

(5)	David Harris and Howard Needle share voting power and investment control over these securities.

(6)
Akanthos Capital Management, LLC (“Akanthos Capital”) is the general partner of the selling securityholder, Akanthos Arbitrage Master Fund, L.P. (“Akanthos”). By reason of such relationship, Akanthos Capital may be deemed to share dispositive power or investment control over the securities stated as beneficially owned by Akanthos. Michael Kao (“Kao”) is a managing member of Akanthos Capital. By reason of such relationship, Kao may be deemed to share dispositive power or investment control over the shares of common stock stated as beneficially owned by Akanthos.

(7)
Alexandra Investment Management, LLC, a Delaware limited liability company (“Alexandra”), serves as investment advisor to the selling securityholder, Alexandra Global Master Fund Ltd (“Alexandra Global”). By reason of such relationship, Alexandra may be deemed to share dispositive power or investment control over the securities stated as beneficially owned by Alexandra Global. Alexandra disclaims beneficial ownership of such securities. Mikhail A. Filimonov (“Filimonov”) is a managing member of Alexandra. By reason of such relationship, Filimonov may be deemed to share dispositive power of investment control over the shares of common stock stated as beneficially owned by Alexandra Global. Filimonov disclaims beneficial ownership of such securities.

(8)	Adam Stein and Mark Friedman share voting power and investment control over these securities.

50.

(9)	Nathanial Brown and Robert Richardson share voting power and investment control over these securities.

(10)
J. Christopher Young and C. Michael Vaughn, Jr. share voting and investment control over the securities. CRT acted as a co-manager in the underwriting of the Company’s units and convertible notes. As a result, CRT has had a material relationship with the Company during the past three years. CRT is a registered-broker dealer and therefore is an “underwriter” within the meaning of Section 2(11) of the Securities Act.

(11)
Patrick Corrigan shares voting power and investment control over these securities. The selling securityholder is an affiliate of a registered broker−dealer. Due to this affiliation, the selling securityholder may be deemed a registered broker-dealer and therefore an “underwriter” within the meaning of Section 2(11) of the Securities Act.

(12)
ClearBridge Asset Management, Inc. (“ClearBridge”) acts as discretionary investment advisor with respect to the selling securityholder’s account and may be deemed to be the beneficial owner of these securities. ClearBridge is under common control with Legg Mason Investor Services, LLC (“LMIS”), a limited purpose broker-dealer affiliate. LMIS serves as a principal underwriter for certain mutual funds managed by investment advisory affiliates of Legg Mason Inc. Due to ClearBridge’s affiliation with LMIS, it may be considered a registered broker-dealer and therefore an “underwriter” within the meaning of Section 2(11) of the Securities Act.

(13)
Guggenheim Advisors, LLC (“GA”) is the limited liability company manager of GPC LX, LLC (“GPC”), a Delaware limited liability company. The investment manager of GPC is Wolverine Asset Management, LLC (“WAM”). Christopher Gust is the portfolio manager that oversees the investment of the assets of GPC on behalf of WAM. GA, WAM and Mr. Gust disclaim beneficial ownership of these securities.

(14)
Highbridge Capital Management, LLC is the trading manager of Highbridge Convertible Arbitrage Master Fund LP and has voting control and investment discretion over the securities held by Highbridge Convertible Arbitrage Master Fund LP. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge Convertible Arbitrage Master Fund LP. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge Convertible Arbitrage Master Fund LP.

(15)
Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over the securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbirdge International LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge International LLC.

(16)
Silverback Asset Management, LLC shares voting power and investment control over these securities. The selling securityholder is an affiliate of N.A. Investcorp LLC, a registered broker-dealer. Due to this affiliation, the selling securityholder may be deemed a registered broker-dealer and therefore an “underwriter” within the meaning of Section 2(11) of the Securities Act.

(17)	Allan Teh has voting power and investment control over these securities.

(18)
SG Hambros Fund Managers (Jersey) Limited shares voting power and investment control over these securities. Lyxor AM is the submanager and wholly owned societe generale of the selling securityholder. Lyxor AM is also an affiliate of FIRMPT LLC, a U.S. registered broker dealer. Due to Lyxor AM’s affiliation with FIRMPT LLC, it may be deemed a registered broker-dealer and therefore an “underwriter” within the meaning of Section 2(11) of the Securities Act.

(19)
Pursuant to an investment management agreement, RG Capital Management, L.P. (“RG Capital”) serves as the investment manager of Radcliffe SPC, Ltd.’s Class A Segregated Portfolio. RCG Management Company, LLC (“Management”) is the general partner of RG Capital. Steve Katznelson and Gerald Stahlecker serve as the managing members of Management. Each of RG Capital, Management and Messrs. Katznelson and Stahlecker disclaims beneficial ownership of the securities owned by Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio.

(20)
Pursuant to investment agreements, each of S.A.C. Capital Advisors, LLC, a Delaware limited liability company (“SAC Capital Advisors”), and S.A.C. Capital Management, LLC, a Delaware limited liability company (“SAC Capital Management”) share all investment and voting power with respect to securities held by S.A.C. Arbitrage Fund, LLC. Mr. Steven A. Cohen controls both SAC Capital Advisors and SAC Capital Management. Each of SAC Capital Advisors, SAC Capital Management and Mr. Cohen disclaim beneficial ownership of any securities covered by this questionnaire.

51.

(21)	Tennenbaum Capital Partners, LLC, serves as investment advisor to the selling securityholder and has sole voting and dispositive power over the securities registered in this prospectus.

(22)
Ramius Capital Group, L.L.C. ("Ramius Advisors") is the investment adviser of Ramius Master Fund, Ltd. (“Ramius Master”) and consequently has voting control and investment discretion over securities held by Ramius Master. Ramius Capital disclaims beneficial ownership of the shares held by Ramius Master. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

(23)
Pursuant to investment management agreements, Riva Ridge Capital Management LP is the investment manager of Riva Ridge Master Fund, Ltd. and Mariner LDC and has voting control and investment discretion over the securities held by Riva Ridge Master Fund, Ltd. and Mariner LDC. Riva Ridge GP, LLC is the general partner of Riva Ridge Capital Management LP and has voting control and investment discretion over the securities held by Riva Ridge Master Fund, Ltd. and Mariner LDC. Stephen Golden and James Shim serve as the managing members of Riva Ridge GP, LLC and have voting control and investment discretion over the securities held by Riva Ridge Master Fund, Ltd. and Mariner LDC. Each of Riva Ridge Capital Management LP, Riva Ridge GP, LLC and Messrs. Golden and Shim disclaim beneficial ownership of the securities owned by Riva Ridge Master Fund, Ltd. and the securities owned by Mariner LDC. Riva Ridge Master Fund, Ltd. disclaims beneficial ownership of the securities owned by Mariner LDC and Mariner LDC disclaims beneficial ownership of the securities owned by Riva Ridge Master Fund, Ltd.

(24)
Carlyle-Blue Wave Partners Management, LP (“CBWPM”) is the investment manager for Carlyle Multi-Strategy Master Fund, Ltd. (the “Carlyle Master Fund”) and has been granted investment discretion over its portfolio investments, including the securities registered in this prospectus. Ralph Reynolds and Richard Goldsmith are the managing members of a managing member of Carlyle-Blue Wave Partners, LLC (“CBWP”), the general partner of CBWPM, and each of Mr. Goldsmith, Mr. Reynolds, and CBWPM may thereby be deemed to have beneficial ownership of such securities. To the extent permitted by law, Mr. Goldsmith, Mr. Reynolds, and any entities controlled by them each disclaim any beneficial interest in such securities.

(25)
Harbor Drive Asset Management LLC has voting power and investment control over these securities. The selling securityholder is an affiliate of CRT, a registered broker dealer. The Company has a material relationship with CRT. See footnote (10) above.

(26)
Ramius Capital Group, L.L.C. ("Ramius Capital") is the investment adviser of RCG PB LTD. (“RCG”) and consequently has voting control and investment discretion over securities held by RCG. Ramius Capital disclaims beneficial ownership of the shares held by RCG. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares. An affiliate of Ramius Capital is a NASD member. However, this affiliate will not sell any shares purchased in this offering by RCG and will receive no compensation whatsoever in connection with sales of shares purchased in this transaction.

(27)
Ramius Capital Group, L.L.C. ("Ramius Capital") is the investment adviser of RCG Halifax Fund, Ltd. (“Halifax”) and consequently has voting control and investment discretion over securities held by Halifax. Ramius Capital disclaims beneficial ownership of the shares held by Halifax. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares. The investment advisor to An affiliate of Ramius Capital is a NASD member. However, this affiliate will not sell any shares purchased in this offering by Halifax and will receive no compensation whatsoever in connection with sales of shares purchased in this transaction.

52.

(28)
Ramius Capital Group, L.L.C. ("Ramius Capital") is the investment adviser of Xavex Convertible Arbitrage 5 (“Xavex”) and consequently has voting control and investment discretion over securities held by Xavex. Ramius Capital disclaims beneficial ownership of the shares held by Xavex. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares. An affiliate of Ramius Capital is a NASD member. However, this affiliate will not sell any shares purchased in this offering by Xavex and will receive no compensation whatsoever in connection with sales of shares purchased in this transaction.

(29)	Wolverine Asset Management, LLC has voting power and investment control over these securities.

(30)
Ramius Capital Group, L.L.C. ("Ramius Capital") is the investment adviser of RCG Latitude Master Fund, Ltd. (“Latitude”) and consequently has voting control and investment discretion over securities held by Latitude. Ramius Capital disclaims beneficial ownership of the shares held by Latitude. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares. An affiliate of Ramius is a NASD member. However, this affiliate will not sell any shares purchased in this offering by Latitude and will receive no compensation whatsoever in connection with sales of shares purchased in this transaction.

(31)
The selling securityholder is an affiliate of a registered broker-dealer. Due to this affiliation, the selling securityholder may be deemed a registered broker-dealer and therefore an “underwriter” within the meaning of Section 2(11) of the Securities Act.

(32)
We are unable to provide the names of certain holders of notes and/or our shares of common stock issuable upon conversion of the notes at this time because they have not provided us with information and/or their notes are evidenced by a global note that has been deposited with DTC and registered in the name of Cede & Co., as DTC’s nominee. Information concerning any such holders who are not listed in the above table will be set forth in supplements to this prospectus or amendments to the registration statement from time to time, if and when required.

If, after the date of this prospectus, a securityholder notifies us pursuant to the registration rights agreement of its intent to dispose of notes pursuant to the registration statement, we may supplement this prospectus or amend the registration statement to include that information. With respect to any securityholder who acquires notes after the effectiveness of this registration statement, we may supplement this prospectus or amend the registration statement to add that securityholder to the foregoing table.

53.

PLAN OF DISTRIBUTION

We will not receive any of the proceeds of the sale of the notes and the underlying common stock offered by this prospectus. The notes and the underlying common stock may be sold from time to time to purchasers:

•	directly by the selling securityholders; or

•
through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the notes and the underlying common stock.

The selling securityholders and any such broker-dealers or agents who participate in the distribution of the notes and the underlying common stock may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the underlying common stock by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders are deemed to be underwriters, the selling securityholders may be subject to certain statutory liabilities as underwriters under the Securities Act and the Exchange Act.

If the notes and the underlying common stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The notes and the underlying common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•
on any national securities exchange or quotation service on which the notes and underlying common stock may be listed or quoted at the time of the sale, including the American Stock Exchange in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the notes and the underlying common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the notes and the underlying common stock in the course of hedging their positions. The selling securityholders may also sell the notes and the underlying common stock short and deliver notes and the underlying common stock to close out short positions, or loan or pledge notes and the underlying common stock to broker-dealers that in turn may sell the notes and the underlying common stock.

To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the notes and the underlying common stock by the selling securityholders. We cannot assure you that any selling securityholder will sell any or all of the notes or the underlying common stock offered by them pursuant to this prospectus. Any notes or underlying common stock covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. In addition, we cannot assure you that any selling securityholder will not transfer, devise or gift the notes and the underlying common stock by other means not described in this prospectus.

54.

Our common stock trades on the American Stock Exchange under the symbol “JAZ.” We do not intend to apply for listing of the notes on any securities exchange or for quotation on a quotation service, including the American Stock Exchange. Accordingly, no assurance can be given as to the development of liquidity or any trading market for the notes.

The selling securityholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying common stock by the selling securityholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the notes and the underlying common stock and the ability of any person or entity to engage in market-making activities with respect to the notes and the underlying common stock.

Any selling securityholder who is a “broker-dealer” may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. See the footnotes to the Selling Securityholders table beginning on page 48 for all selling securityholders who are “broker-dealers.” With the exception of CRT, we do not have a material relationship with any of the selling securityholders.

This prospectus provides you with a general description of the securities the selling securityholders may offer. Each time any selling securityholders sell securities, we will provide or make available this prospectus or, if necessary, a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

Pursuant to the registration rights agreement that has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, we and the selling securityholders will each indemnify the other against specified liabilities, including liabilities under the Securities Act, or will be entitled to contribution in connection with these liabilities. Under the registration rights agreement, we have also agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the notes and the underlying common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

55.

LEGAL MATTERS

The validity of notes common stock and subsidiary guarantees offered by this prospectus are being passed upon for us by Cooley Godward Kronish LLP, San Francisco, California.

EXPERTS

The consolidated balance sheets of Jazz Semiconductor, Inc. as of December 30, 2005 and December 29, 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 29, 2006 appearing in Jazz Technologies, Inc.’s Current Report on Form 8-K dated February 23, 2007 and incorporated by reference herein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The balance sheets of Jazz Technologies, Inc. (formerly Acquicor Technology Inc.) as of December 31, 2006 and 2005 and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2006, the period from August 12, 2005 (date of inception) through December 31, 2005 and the period from August 12, 2005 through December 31, 2006 incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, independent registered public accountants, as set forth in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC relating to the notes and the common stock issuable upon conversion of the notes offered by the selling securityholders. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of notes or common stock issuable upon conversion of the notes.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file with the SEC at the SEC’s public reference room at 100 F Street, NE in Washington, D.C. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

56.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

•
our Current Reports on Form 8-K dated January 11, 2007, January 29, 2007, February 8, 2007, February 14, 2007, February 20, 2007, February 23, 2007, March 6, 2007, March 12, 2007, March 14, 2007, March 26, 2007, April 5, 2007; April 18, 2007; and May 14, 2007;

•	the description of our common stock contained in our Form 8-A filed March 10, 2006; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of securities.

Potential investors may obtain a copy of any of the agreements summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings without charge by written or oral request directed to Jazz Technologies, Inc., 4321 Jamboree Road, Newport Beach, California 92660, Attention: Chief Legal Officer.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

57.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC Registration Fee	$5,119.23
Accounting Fees and Expenses	90,000
Printing Fees and Expenses	13,300
Legal Fees and Expenses	329,154
Trustee and Transfer Agent’s Fees and Expenses	31,500
Miscellaneous Fees and Expenses	2,000
Total	$471,919.23

Item 15. Indemnification of Directors and Officers

Article Seventh of our Amended and Restated Certificate of Incorporation provides as follows:

“Seventh. The following paragraphs shall apply with respect to liability and indemnification of officers and directors:

A.  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B.  The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding or which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.

C.  The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the CCC) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or through shareholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CCC, subject, at any time or times the corporation is subject to Section 2115(b) to the limits on such excess indemnification set forth in Section 204 of the CCC.”

Section 145 of the Delaware General Corporation Law provides as follows:

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

II-1.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

II-2.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-3.

Item 16. Exhibits

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document
4.1
Indenture, dated December 19, 2006, between Jazz Technologies, Inc., formerly known as Acquicor Technology Inc., and U.S. Bank National Association, as trustee, including Form of 8% Convertible Senior Note due 2011.*

4.2	Registration Rights Agreement, dated December 19, 2006, among Jazz Technologies, Inc., formerly known as Acquicor Technology Inc., CRT Capital Group LLC and Needham & Company, LLC.**
4.3	Specimen Common Stock Certificate.***
4.4
Supplemental Indenture, dated April 3, 2007, among Jazz Technologies, Inc., Jazz Semiconductor, Inc., Newport Fab, LLC, Jazz/Hua Hong, LLC, Jazz IT Holding, LLC and U.S. Bank National Association, as trustee****

5.1	Opinion of Cooley Godward Kronish LLP
12.1	Computation of Ratios of Earnings to Fixed Charges.
23.1	Consent of BDO Seidman, LLP.
23.2	Consent of Cooley Godward Kronish L.L.P. (incorporated by reference from Exhibit 5.1).
23.3	Consent of Ernst & Young LLP.
24.1	Power of Attorney (see page II-7).
25.1	Statement of Eligibility of Trustee on Form T-1.
_____________________

* Incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2006.

** Incorporated by reference by to Exhibit 4.4 of the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2006.

*** Incorporated by reference to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 2, 2005, and subsequently amended on October 19, 2005, December 16, 2005, January 17, 2006, January 19, 2006, February 2, 2006, February 21, 2006, March 9, 2006 and March 15, 2006.

**** Incorporated by reference by to Exhibit 4.4 of the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2007.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that

II-4.

(A) subparagraphs (i) and (ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by these subparagraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(B) subparagraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by these subparagraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-5.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-6.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in this city of Newport Beach, state of California, on May 16, 2007.

JAZZ TECHNOLOGIES, INC.

By:	/s/ GILBERT F. AMELIO
Gilbert F. Amelio
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Gilbert F. Amelio, Ph.D. and Paul A. Pittman, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signatures	Title	Date

/s/ GILBERT F. AMELIO	Chairman, Chief Executive Officer and	May 16, 2007
Gilbert F. Amelio	Director (Principal Executive Officer)

/s/ ELLEN M. HANCOCK	President and Director	May 16, 2007
Ellen M. Hancock

/s/ PAUL A. PITTMAN	Executive Vice President and Chief	May 16, 2007
Paul A. Pittman	Financial and Administrative Officer (Principal Financial and Accounting Officer)

/s/ HAROLD L. CLARK	Director	May 16, 2007
Harold L. Clark

/s/ JOHN P. KENSEY	Director	May 16, 2007
John P. Kensey

/s/ LIAD MEIDAR	Director	May 16, 2007
Liad Meidar

/s/ JON C. MADONNA	Director	May 16, 2007
Jon C. Madonna

II-7.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in this city of Newport Beach, state of California, on May 16, 2007.

JAZZ SEMICONDUCTOR, INC.

By:	/s/ Gilbert F. Amelio
Gilbert F. Amelio
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Gilbert F. Amelio, Ph.D. and Paul A. Pittman, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signatures	Title	Date

/s/ Gilbert F. Amelio	Chairman, Chief Executive Officer and	May 16, 2007
Gilbert F. Amelio	Director (Principal Executive Officer)

/s/ PAUL A. PITTMAN	Executive Vice President and Chief	May 16, 2007
Paul A. Pittman	Financial and Administrative Officer (Principal Financial and Accounting Officer) and Director

/s/ALLEN R. GROGAN Allen R. Grogan	Senior Vice President and Chief Legal Officer and Director	May 16, 2007

II-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in this city of Newport Beach, state of California, on May 16, 2007.

NEWPORT FAB, LLC

By:	/s/ Gilbert F. Amelio
Gilbert F. Amelio
Managing Member

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Gilbert F. Amelio, Ph.D. and Paul A. Pittman, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signatures	Title	Date

/s/ GILBERT F. AMELIO	Principal Executive Officer of the Managing Member	May 16, 2007
Gilbert F. Amelio

/s/ PAUL A. PITTMAN Paul A. Pittman	Principal Financial and Accounting Officer of the Managing Member	May 16, 2007

/s/ALLEN R. GROGAN Allen R. Grogan	Managing Member	May 16, 2007

II-9.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in this city of Newport Beach, state of California, on May 16, 2007.

JAZZ/HUA HONG, LLC

By:	JAZZ SEMICONDUCTOR, INC.

By:	/s/ Allen R. Grogan
Allen R. Grogan
Senior Vice President and Chief Legal Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Gilbert F. Amelio, Ph.D. and Paul A. Pittman, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signatures	Title	Date

/s/ GILBERT F. AMELIO Gilbert F. Amelio	Principal Executive Officer of the Managing Member	May 16, 2007

/s/ PAUL A. PITTMAN Paul A. Pittman	Principal Financial and Accounting Officer of the Managing Member	May 16, 2007

II-10.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in this city of Newport Beach, state of California, on May 16, 2007.

JAZZ IT HOLDING, LLC

By:	JAZZ SEMICONDUCTOR, INC.

By:	/s/ Allen R. Grogan
Allen R. Grogan
Senior Vice President and Chief Legal Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Gilbert F. Amelio, Ph.D. and Paul A. Pittman, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signatures	Title	Date

/s/ GILBERT F. AMELIO Gilbert F. Amelio	Principal Executive Officer of the Managing Member	May 16, 2007

/s/ PAUL A. PITTMAN Paul A. Pittman	Principal Financial and Accounting Officer of the Managing Member	May 16, 2007

II-11.

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1
Indenture, dated December 19, 2006, between Jazz Technologies, Inc., formerly known as Acquicor Technology Inc., and U.S. Bank National Association, as trustee, including Form of 8% Convertible Senior Note due 2011.*

4.2	Registration Rights Agreement, dated December 19, 2006, among Jazz Technologies, Inc., formerly known as Acquicor Technology Inc., CRT Capital Group LLC and Needham & Company, LLC.**
4.3	Specimen Common Stock Certificate.***
4.4
Supplemental Indenture, dated April 3, 2007, among Jazz Technologies, Inc., Jazz Semiconductor, Inc., Newport Fab, LLC, Jazz/Hua Hong, LLC, Jazz IT Holding, LLC and U.S. Bank National Association, as trustee****

5.1	Opinion of Cooley Godward Kronish LLP
12.1	Computation of Ratios of Earnings to Fixed Charges.
23.1	Consent of BOD Seidman, LLP.
23.2	Consent of Cooley Godward Kronish LLP(incorporated by reference from Exhibit 5.1).
23.3	Consent of Ernst & Young LLP.
24.1	Power of Attorney (see page II-7).
25.1	Statement of Eligibility of Trustee on Form T-1.
_____________________

* Incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2006.

** Incorporated by reference by to Exhibit 4.4 of the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2006.

*** Incorporated by reference to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 2, 2005, and subsequently amended on October 19, 2005, December 16, 2005, January 17, 2006, January 19, 2006, February 2, 2006, February 21, 2006, March 9, 2006 and March 15, 2006.

**** Incorporated by reference by to Exhibit 4.4 of the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2007.

II-12.